UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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DIME COMMUNITY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 8, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Dime Community Bancshares, Inc. (the "Company"), which will be held on May 21, 2009 at 10:00 a.m. Eastern Time, at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211.

The attached Notice of the Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting.  The Directors and several officers of the Company, as well as a representative of Deloitte & Touche LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be the Company's independent auditors for the year ending December 31, 2009, will be present at the Annual Meeting.

The Company's Board of Directors has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" each of these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting.  Your vote is important regardless of the number of shares you own.  Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.  If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and vote personally at the Annual Meeting.  Examples of such documentation include a broker's statement, letter or other document confirming your ownership of the Company's shares.

On behalf of our Board of Directors and employees, we thank you for your continued support and hope to see you at the Annual Meeting.

Sincerely yours,
Vincent F. Palagiano
Chairman of the Board and Chief Executive Officer

Dime Community Bancshares, Inc.
209 Havemeyer Street
Brooklyn, New York 11211
(718) 782-6200

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 21, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Dime Community Bancshares, Inc. (the "Annual Meeting") will be held at Giando on the Water, 400 Kent Avenue, Brooklyn, New York 11211, on Thursday, May 21, 2009 at 10:00 a.m. Eastern Time, to consider and vote upon the following:

1.	Election of four Directors for terms of three years each;

2.	Approval of the Dime Community Bancshares, Inc. Annual Incentive Plan;

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2009; and

4.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.

The Board of Directors has fixed March 26, 2009 as the record date for the Annual Meeting and any adjournment or postponement thereof.  Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  A list of such shareholders will be available for inspection by any shareholder for any lawful purpose germane to the Annual Meeting at the Company's corporate headquarters at 209 Havemeyer Street, Brooklyn, NY 11211 at any time during regular business hours for 10 days prior to the Annual Meeting.

By Order of the Board of Directors
Lance J. Bennett
Secretary

Brooklyn, New York
April 8, 2009

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

DIME COMMUNITY BANCSHARES, INC.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 21, 2009

GENERAL INFORMATION

General

This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Dime Community Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors from holders of the shares of the Company's issued and outstanding common stock, par value $0.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders to be held on May 21, 2009 (the "Annual Meeting") at Giando on the Water, 400 Kent Avenue, Brooklyn, New York, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof.  The Company is a Delaware corporation and operates as a unitary savings and loan holding company for The Dime Savings Bank of Williamsburgh (the "Bank").  This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders on or about April 8, 2009.

Record Date

The Company's Board of Directors has fixed the close of business on March 26, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date").  Accordingly, only holders of record of shares of Common Stock at the close of business on March 26, 2009 will be entitled to vote at the Annual Meeting.  There were 34,179,900 shares of Common Stock outstanding on the Record Date.  The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2009

The notice of meeting, proxy statement, annual report and sample proxy card are available for review at http://www.amstock.com/proxyservices/viewmaterial.aspCoNumber=15119.  The notice of meeting, proxy statement and annual report are also available on the Company's website at www.dime.com.

Voting Rights

Each holder of Common Stock on the Record Date will be entitled to one vote at the Annual Meeting for each share of record held (other than Excess Shares as defined below).  As provided in the Company's Certificate of Incorporation, record holders (other than any compensation plan maintained by the Company and certain affiliates) of Common Stock who beneficially own in excess of 10% of the issued and outstanding shares of Common Stock (such shares in excess of 10% referred to herein as "Excess Shares") shall be entitled to cast only one-hundredth of one vote per share for each Excess Share.  A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as by persons acting in concert with such person or entity.  The Company's Certificate of Incorporation authorizes a majority of the Board of Directors to interpret the provisions of the Certificate of Incorporation governing Excess Shares, and to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to ascertain compliance with the Excess Shares provisions of the Certificate of Incorporation, including, without limitation, (i) the number of shares of Common Stock beneficially owned by any person or purported owner, (ii) whether a person or purported owner is an affiliate or associate of, or is acting in concert with, any other person or purported owner, and (iii) whether a person or purported owner has an agreement or understanding with any other person or purported owner as to the voting or disposition of any shares of Common Stock.

You may vote your shares by marking and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope, by telephone or internet by following the instructions stated on the Proxy Card or by attending the Annual Meeting and voting in person.  All properly executed proxies received by the Company on or before the close of voting on May 21, 2009 will be voted in accordance with the instructions indicated thereon.  If no instructions are given, executed proxies will be voted FOR election of each of the four nominees for Director, FOR the approval of the Dime Community Bancshares, Inc. Annual Incentive Plan, FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2009, and FOR each other proposal identified in the Notice of the Annual Meeting of Shareholders.

Management is not aware of any matters other than those set forth in the Notice of the Annual Meeting of Shareholders that may be brought before the Annual Meeting.  If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Company's Board of Directors.

If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting.  Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of the Common Stock.

Vote Required

Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting.  The holders of Common Stock may not vote their shares cumulatively for the election of Directors.  Proposals 2 and 3 require the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting.

Shares as to which the "ABSTAIN" box has been selected on the Proxy Card with respect to Proposals 2 and 3 will be counted as present and entitled to vote and will have the effect of a vote against that proposal.  In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on Proposals 2 and 3.

With respect to the election of the four nominees for Director, shares as to which the "WITHHOLD AUTHORITY" box has been selected for either all or some of the nominees will be counted as being present for the matter but not as voting "for" the election of the respective nominees.  Therefore, the proxy represented by these shares will have the same effect as voting against the respective nominees.  In contrast, shares underlying broker non-votes will not be counted as present and entitled to vote and will have no effect on the vote on Proposal 1.

Revocability of Proxies

A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Company's Secretary at 209 Havemeyer Street, Brooklyn, New York 11211 or by submitting a duly executed proxy bearing a later date.  A proxy also may be revoked by attending and voting at the Annual Meeting, only if a written revocation is filed with the Secretary prior to the voting of such proxy.

Solicitation of Proxies

The Company will bear the costs of soliciting proxies from its shareholders.  In addition to the use of mail, proxies may be solicited by officers, Directors or employees of the Company or the Bank by telephone or other forms of communication.  The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith.  In addition, the Company has retained American Stock Transfer & Trust Company to assist in the solicitation of proxies.  The cost of such solicitation, which will be comprised of reimbursement for reasonable out-of-pocket expense, will be paid by the Company.

Interest of Directors and Management in Certain Proposals

At the Annual Meeting, shareholders are being asked to approve the Dime Community Bancshares, Inc. Annual Incentive Plan, under which executive officers of the Company may earn performance-based incentive awards upon attainment of performance goals.  As a result, the Company’s executive officers have personal interests in the outcome of this proposal that may be different from the interests of the Company’s other shareholders.

Director Attendance at Annual Meetings

The Company considers Board attendance at shareholder meetings a priority.  It is the policy of the Company that Directors exercise their best efforts to attend every meeting.  All twelve individuals who were members of the Board at the time attended the annual meeting held in 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth, as of March 26, 2009, certain information as to persons known to the Company to be the beneficial owner of in excess of 5% of the shares of Common Stock.  Management knows of no person, except as listed below, who beneficially owned more than 5% of the Common Stock as of March 26, 2009.  Except as otherwise indicated, the information provided in the table was obtained from filings with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications.  For purposes of the table below and the table set forth under "Security Ownership of Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, and (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 26, 2009.  As used herein, "voting power" includes the power to vote, or direct the voting of, Common Stock and "investment power" includes the power to dispose, or direct the disposition, of such shares.  Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The Employee Stock Ownership Plan Trust of Dime Community Bancshares, Inc. and Certain Affiliates 452 Fifth Avenue New York, NY 10018	3,325,783(1)	9.73%
Common Stock	Compensation Committee of Dime Community Bancshares, Inc. (includes the 3,325,783 ESOP shares reflected above) 209 Havemeyer Street Brooklyn, NY 11211	3,901,130(2)	11.41%
Common Stock	Barclays Global Investors (Deutschland) AG Apianstrasse 6 D-85774 Unterfohring, Germany	2,853,249(3)	7.6%
______________________

(1)
The Employee Stock Ownership Plan of Dime Community Bancshares, Inc. and Certain Affiliates (the "ESOP") filed a Schedule 13G with the SEC on February 6, 2009.  The ESOP is administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee").  The ESOP's assets are held in a trust (the "ESOP Trust") for which Pentegra Asset Management (formerly RS Group Trust Company) serves as trustee (the "ESOP Trustee").  The ESOP Trust purchased these shares with funds borrowed from the Company and placed them in a suspense account for release and allocation to participants’ accounts in annual installments.  As of March 26, 2009, 1,997,156 shares held by the ESOP Trust were allocated.  The terms of the ESOP provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with instructions received from the participants. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are voted, subject to fiduciary duties of the ESOP Trustee.  The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged, subject to fiduciary duties of the ESOP Trustee.  With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares.  Each member of the Compensation Committee disclaims beneficial ownership of such shares.  See footnote 2 for a discussion of the voting and investment powers of the Compensation Committee.

(2)
The Compensation Committee filed a Schedule 13G with the SEC on February 6, 2009.  The Compensation Committee serves certain administrative functions for the ESOP, the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancshares, Inc. (the "RRP"), and The Dime Savings Bank of Williamsburgh 401(k) Plan [the "401(k) Plan"].  In addition, the Compensation Committee serves as trustee for 141,710 restricted stock awards granted to certain officers of the Company or Bank under the 2004 Stock Incentive Plan.  The Compensation Committee has the authority to direct the trustee of the RRP with respect to the exercise of voting rights, but has assigned voting and tender rights over allocated shares to participating officers.   Shares indicated in the table as beneficially owned by the Compensation Committee include all shares indicated in the table as beneficially owned by the ESOP Trust.  The Compensation Committee has the authority to direct the ESOP Trustee with respect to the investment of the ESOP's assets (including the acquisition or disposition of both allocated and unallocated shares) in the absence of a tender offer, but has no voting power with respect to any shares.  With respect to the ESOP, ERISA, in limited circumstances, may confer upon the ESOP Trustee the power and duty to control the voting and tendering of Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Each member of the Compensation Committee disclaims beneficial ownership of such shares.

(3)
Barclay's Private Bank and Trust Limited ("Barclays") filed a Schedule 13G on February 6, 2009.  Barclay's holds the shares in various trust accounts for the economic benefit of its customers who are the beneficiaries of those accounts.  The Schedule 13G states that Barclays has sole voting power over 2,000,997 shares and dispositive power over 2,448,966 shares.

Security Ownership of Management

The following table sets forth information with respect to the shares of Common Stock beneficially owned by each of the Company's Directors and the principal executive officer, principal financial officer and three most highly compensated executive officers (other than the principal executive and principal financial officers) of the Company or Bank (the "Named Executive Officers"), and all of the Company's Directors and executive officers as a group, as of the Record Date.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.

Title of Class	Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership (1)(2)(3)		Percent of Common Stock Outstanding	Vested Stock Options Included in Beneficial Ownership Total (4)	Other Non-Beneficial Ownership(5)
Common	Vincent F. Palagiano	Director, Chairman of the Board and Chief Executive Officer	1,460,688	(6)	4.3%	785,830	316,323
Common	Michael P. Devine	Director, President and Chief Operating Officer	845,762	(7)	2.5	430,734	214,265
Common	Kenneth J. Mahon	Director, First Executive Vice President and Chief Financial Officer	569,441	(8)	1.7	282,638	117,026
Common	Anthony Bergamo	Director	156,493	(9)	*	51,370	-
Common	George L. Clark, Jr.	Director	274,498	(10)	*	51,370	-
Common	Steven D. Cohn	Director	104,631	(11)	*	34,980	-
Common	Patrick E. Curtin	Director	121,523	(12)	*	51,370	-
Common	Fred P. Fehrenbach	Director	126,698	(13)	*	44,980	-
Common	John J. Flynn	Director	66,259	(14)	*	37,480	-
Common	Joseph J. Perry	Director	33,600		*	20,000	-
Common	Omer S.J. Williams	Director	29,000		*	20,000	-
Common	Christopher D. Maher	Executive Vice President and Chief Retail Officer	56,696	(15)	*	19,280	-
Common	Daniel J. Harris	Executive Vice President and Chief Lending Officer	16,507	(16)	*	10,640	-
All Directors and executive officers as a group (15 persons)			7,008,346		20.5%	2,010,435	732,643
* Less than one percent

(1)	See "Security Ownership of Certain Beneficial Owners and Management – Principal Shareholders of the Company" for a definition of "beneficial ownership."
(2)
The figures shown include ESOP shares held in trust that have been allocated to individual accounts as follows: Mr. Palagiano, 55,043 shares; Mr. Devine, 55,043 shares; Mr. Mahon, 55,043 shares; Mr. Maher, 3,284 shares, and all Directors and executive officers as a group, 268,579 shares (the Directors do not participate in the ESOP).  Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, as to such shares.  The figures shown for Messrs. Palagiano, Devine, Mahon, Maher and Harris do not include any portion of the 1,328,627 ESOP shares held in trust that have not been allocated to any individual's account and as to which Messrs. Palagiano, Devine, Mahon and Maher may be deemed to share voting power with other ESOP participants.  The figure shown for all Directors and executive officers as a group includes 1,328,627 shares as to which the members of the Compensation Committee (consisting of Messrs. Bergamo, Fehrenbach, Flynn and Perry) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Compensation Committee member to be deemed a beneficial owner of such shares.  Each member of the Compensation Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the Compensation Committee individually.  In addition, the figure shown for all Directors and executive officers as a group includes 732,643 shares held in trust ("BMP Trust") for the benefit of Messrs. Palagiano, Devine and Mahon and other officers under the Benefit Maintenance Plan of Dime Community Bancshares, Inc. (the "BMP").  The BMP Trust, as directed by the Company, exercises voting and investment power over these shares (See "Compensation – Executive Compensation – Compensation Plans – ESOP").

(3)
The figures shown include shares held pursuant to the 401(k) Plan that were allocated as of the Record Date to individual accounts as follows: Mr. Mahon, 98,371 shares; Mr. Maher 2,795 shares  and all Directors and executive officers as a group, 101,166 shares.  Such persons have sole voting power and sole investment power as to such shares [See "Compensation – Executive Compensation – Compensation Plans – 401(k) Plan"].

(4)
Amounts include stock options eligible to be exercised within 60 days as follows:  Messrs. Bergamo, Clark, Cohn, Curtin, Fehrenbach, Flynn, Perry and Williams, 10,000 options each; Mr. Palagiano, 62,500 options; Mr. Devine, 47,033 options; Mr. Mahon, 29,176 options; Mr. Maher, 19,280 options; Mr. Harris, 10,647 options and all Directors and executive officers as a group, 275,869 options.

(5)
Other non-beneficial ownership amounts represent shares that are held in trust for the benefit of the respective Named Executive Officers under the BMP.  Messrs. Palagiano, Devine and Mahon have neither voting nor investment power with respect to these shares.  However, since the Company maintains full voting and dispositive powers over these shares, they are included in the total beneficial ownership amount for the full Directors and executive officers group (see footnote 2 above).

(6)	Includes 616,266 shares as to which Mr. Palagiano may be deemed to share voting and investment power.
(7)	Includes 345,601 shares as to which Mr. Devine may be deemed to share voting and investment power.
(8)	Includes 118,078 shares as to which Mr. Mahon may be deemed to share voting and investment power.
(9)	Includes 103,763 shares as to which Mr. Bergamo may be deemed to share voting and investment power.
(10)	Includes 84,375 shares as to which Mr. Clark may be deemed to share voting and investment power.

(11)	Includes 68,651 shares as to which Mr. Cohn may be deemed to share voting and investment power.
(12)	Includes 69,153 shares as to which Mr. Curtin may be deemed to share voting and investment power.
(13)	Includes 338 shares as to which Mr. Fehrenbach may be deemed to share voting and investment power.
(14)	Includes 27,779 shares as to which Mr. Flynn may be deemed to share voting and investment power.
(15)	Includes 5,882 shares owned in a trust for which Mr. Maher serves as trustee and beneficiary.
(16)	Includes 400 shares as to which Mr. Harris may be deemed to share voting and investment power.

______________________________________

PROPOSAL 1

ELECTION OF DIRECTORS
______________________________________

General

The Company's Certificate of Incorporation and Bylaws provide for the election of Directors by the shareholders.  For this purpose, the Company's Board of Directors is divided into three classes, each class to be as nearly equal in number as possible.  The terms of office of the members of one class expire, and a successor class is to be elected, at each annual meeting of shareholders.  The Company currently has eleven Directors.

Michael P. Devine, Anthony Bergamo, Fred P. Fehrenbach and Joseph J. Perry, incumbent Directors whose terms expire at the Annual Meeting, have been nominated by the Nominating Committee of the Board of Directors to be re-elected at the Annual Meeting for a term expiring at the annual meeting to be held in 2012, or when their successors are otherwise duly elected and qualified.

Each nominee has consented to being named in this Proxy Statement and to serve, if elected.  In the event that any nominee for election as a Director at the Annual Meeting is unable or declines to serve, which the Board of Directors has no reason to expect, the persons named in the Proxy Card will vote with respect to a substitute nominee designated by the present Board of Directors, unless the shareholder has elected to "withhold authority" with respect to all nominees.

Information as to Nominees and Continuing Directors

In March 2009, the Board determined that all of its current Directors with the exception of Messrs. Palagiano, Devine, Mahon and Curtin were independent pursuant to its Policy Regarding Director Independence (the “Director Independence Policy”) and National Association of Securities Dealers, Inc. ("NASD") Rule 4200. Messrs. Palagiano, Devine and Mahon were not independent because they were officers of the Company.  Mr. Curtin was deemed not independent because he was a member of a law firm providing various legal services to the Company or its subsidiaries.  See "Transactions with Certain Related Persons."   The Director Independence Policy is available on the Company's website at www.dime.com by clicking Investor Relations and then Corporate Governance within the Investor Relations menu.

The Nominating Committee is responsible for identifying, evaluating and recommending nominees for election by the Company’s shareholders.  The Nominating Committee is authorized to retain search firm(s) to assist in the identification of candidates.  The Nominating Committee is not limited to a specific process in identifying candidates and will consider potential nominees from various sources, including recommendations from shareholders as well as Directors and officers of the Company.  Individuals recommended by shareholders are evaluated in a manner identical to other potential nominees.

The Nominating Committee has adopted general criteria for nomination to the Board, which establish the minimum qualifications and experience to be examined in determining candidates for election.  Pursuant to the general criteria, Directors should possess personal and professional ethics, integrity and values; be committed to representing the long-term interests of the Company’s shareholders and other constituencies; possess the ability to (a) exercise sound business judgment, (b) work with others as an effective group, and (c) commit adequate time to their responsibilities; be independent as defined in applicable law, the Director Independence Policy and the Company's Code of Business Ethics and be able to impartially represent the interests of the Company’s shareholders and other constituencies; possess experience and expertise relevant to the business of the Company; and possess such other knowledge, experience or skills as required or which may be useful considering the composition of the Board, the operating requirements of the Company and the long-term interests of the shareholders.

The following table sets forth certain information with respect to each nominee for election as a Director and each Director whose term does not expire at the Annual Meeting ("Continuing Director").  There are no arrangements or understandings between the Company and any Director or nominee pursuant to which such person was selected as a Director or nominee.  For information with respect to security ownership by Directors, see "Security Ownership of Certain Beneficial Owners and Management - Security Ownership of Management."

Nominees	Age(1)	Director Since(2)	Term Expires	Position(s) Held with the Company and the Bank
Michael P. Devine	62	1980	2009	Director, President and Chief Operating Officer
Anthony Bergamo	62	1986	2009	Director
Fred P. Fehrenbach	72	1987	2009	Director
Joseph J. Perry	42	2005	2009	Director

Continuing Directors
Vincent F. Palagiano	68	1978	2010	Director, Chairman of the Board and Chief Executive Officer ("CEO")
Kenneth J. Mahon	58	2003	2011	Director, First Executive Vice President and Chief Financial Officer ("CFO")
George L. Clark, Jr.	68	1980	2011	Director
Steven D. Cohn	60	1994	2011	Director
Patrick E. Curtin	63	1986	2010	Director
John J. Flynn	72	1994	2011	Director
Omer S. J. Williams	68	2006	2010	Director
(1)   As of March 26, 2009.
(2)   Includes service as a Director or Trustee with the Bank prior to the Company's incorporation on December 12, 1995.

The principal occupation and business experience of each nominee for election as a Director and each Continuing Director are set forth below.

Nominees for Election as Director

Michael P. Devine has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980.  Mr. Devine has served as President of both the Company and Bank since January 1, 1997 and as Chief Operating Officer of the Company since its inception in 1995 and of the Bank since 1989.  Prior to Mr. Devine’s appointment as President, he served as Executive Vice President and Secretary of both the Company and the Bank.  Mr. Devine joined the Bank in 1971 and has served as the Internal Auditor, Comptroller and Investment Officer. Prior to 1971, Mr. Devine served as a Senior Accountant with the firm of Peat Marwick Mitchell & Co.  From August 2001 through September 12, 2008, Mr. Devine served on the Board of Directors of Retirement Systems Group, Inc.  In September 2007, Mr. Devine joined the Board of Trustees of Long Island University and serves on its Audit and Budget and Finance Committees.  In March 2009, Mr. Devine was elected a director of RSI Retirement Trust, for which he is not compensated.

Anthony Bergamo has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Bergamo is a licensed attorney in New York and New Jersey and currently serves as Vice Chairman of MB Real Estate, headquartered in Manhattan, New York.  Mr. Bergamo is also the chief executive officer of Niagara Falls Redevelopment LLC, Chairman of the Federal Law Enforcement Foundation and Audit Chairman of SP Acquisition Holdings, Inc.  In 2002, Mr. Bergamo was elected a director of Lonestar Steakhouse and Saloon, Inc., a publicly traded company.  Mr. Bergamo also serves as a member of the New York State Judicial Screening Committee and as a board member of the New York City division of Off Track Betting.

Fred P. Fehrenbach has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1987.  Mr. Fehrenbach is President of Consolidated Brokerage Corp., a retail insurance brokerage located in Great Neck, New York.  Mr. Fehrenbach has been with Consolidated Brokerage Corp. since 1975.  Mr. Fehrenbach is also the President of Shell Realty Corp., a real estate holding company.

Joseph J. Perry has served as a Director of both the Company and Bank since September 2005, and from January 2004 through August 2005 as a Director of Havemeyer Equities, Inc., a previously wholly-owned subsidiary of the Bank. He is currently a partner at Marcum & Kliegman LLP, a public accounting and consulting firm headquartered in Melville, New York, where he has served as the partner-in-charge of the Long Island Tax Department since July 2004. Prior to joining Marcum & Kliegman LLP, Mr. Perry was a tax partner at one of the leading "Big 5" accounting firms and provided services to several financial services companies throughout the New York metropolitan area. Mr. Perry is a member of the American Institute of Certified Public Accountants and the New York State Society of Public Accountants. He has additionally served as a member of the advisory board to Suffolk Community College.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.

Continuing Directors

Vincent F. Palagiano has served as the Chairman of the Board and CEO of the Company since its formation in 1995 and of the Bank since 1989. He has served as a Trustee or Director of the Bank since 1978.  In addition, Mr. Palagiano has served on the Board of Directors of the Boy Scouts of America, Brooklyn Division since 1999, and served on the Boards of Directors of the Institutional Investors Capital Appreciation Fund from 1996 to 2006, and The Community Banker's Association of New York from 2001 to 2005.  Mr. Palagiano joined the Bank in 1970 as an appraiser and has also served as President of both the Company and the Bank, and as Executive Vice President, Chief Operating Officer and Chief Lending Officer of the Bank. Prior to 1970, Mr. Palagiano served in the real estate and mortgage departments at other financial institutions and title companies.

Kenneth J. Mahon has served as a Director of the Company since 2002 and of the Bank since 1998. Mr. Mahon has served as the CFO of both the Company and the Bank since 1996.  Mr. Mahon was named First Executive Vice President of both the Company and the Bank in 2008 and Executive Vice President of both the Company and Bank in 1997.  Prior to serving as Executive Vice President, Mr. Mahon served as the Bank's Comptroller and Senior Vice President. Mr. Mahon is a member of the Financial Managers Society, the National Investor Relations Institute and the National Association of Corporate Directors, and serves on the Neighborhood Advisory Board of Brooklyn Legal Services Corporation A. Prior to joining the Bank in 1980, Mr. Mahon served in the financial areas of several New York City metropolitan area savings banks.

George L. Clark, Jr. has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1980. Mr. Clark is President of George L. Clark Inc. (Realtors), a New York State licensed real estate firm. Mr. Clark was a director of the Federal National Mortgage Association between 1986 and 1992, and a former Chairman of the New York State Republican Committee. Mr. Clark has been a licensed real estate broker for 48 years.

Steven D. Cohn has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1994. Mr. Cohn is the managing partner in the law firm of Goldberg and Cohn LLP, in Brooklyn Heights, New York.

Patrick E. Curtin has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since 1986. Mr. Curtin is a senior partner in the law firm of Conway Farrell Curtin & Kelly, P.C. ("Conway Farrell") in New York, New York.

John J. Flynn  has served as a Director of the Company since its formation in 1995 and as a Trustee or Director of the Bank since October 1994, and before that from February 1983 to February 1993. From February 1993 through August 1994, Mr. Flynn was Executive Vice President of Flushing Savings Bank, FSB in Flushing, New York.  Since September 1994, Mr. Flynn has been a self-employed real estate mortgage broker and consultant.

Omer S.J. Williams has served as a Director of both the Company and Bank since July 2006.  Prior to his retirement in early 2009, Mr. Williams was a partner at Thacher Proffitt & Wood LLP ("Thacher"), where he served as both the Chairman of the firm's Executive Committee and the Managing Partner of the firm. Mr. Williams has more than 40 years of experience in corporate and financial institution law, including securities and mortgage finance issues.

Meetings and Committees of the Company's Board of Directors

The Board of Directors meets on a monthly basis and may have additional special meetings upon the request of the Chairman of the Board, President or at least 60% (but not less than five) of the Directors then in office.  The Company's Board of Directors met fourteen times during the year ended December 31, 2008.  No incumbent Directors during 2008 attended fewer than 75% of the aggregate of: (1) the total number of Board meetings conducted during the period for which he was a Director, and (ii) the total number of meetings conducted by committees of the Board on which he served during the periods that he served.

The Company's Board of Directors has established the following committees:

The Executive Committee consists of Messrs. Palagiano (Chairman), Devine, Bergamo, Clark, Cohn and Fehrenbach.  The purpose of the Executive Committee is to exercise all the powers of the Board in the management of the business and affairs of the Company in the intervals between the meetings of the Board.  The Executive Committee meets at the call of the Chairman, President or a majority of the members of the Executive Committee.  The Executive Committee conducted no meetings during the year ended December 31, 2008.

The Compensation Committee consists of Messrs. Bergamo (Chairman), Fehrenbach, Flynn and Perry. The Compensation Committee establishes the compensation of the CEO, approves the compensation of executive management, oversees administration of the process for determining the compensation and benefits of officers and employees of the Bank, recommends Director compensation to the Board and assists the Board in its oversight of the human resources activities of the Company and its subsidiaries.  The Compensation Committee utilizes Mercer Consulting, a nationally recognized compensation consulting firm, and the Company’s outside legal counsel, to assist in performing its duties.  Mercer is instructed to analyze the Company’s performance and executive pay levels.  A peer group of public banks and thrifts is used for comparison of both pay level and corporate performance.  The Compensation Committee uses this analysis to assist it in understanding market practices and trends and to develop and evaluate the effectiveness of recommended performance-linked compensation strategies.  The Committee relies on legal counsel to advise on its obligations under applicable corporate, securities and employment laws, to assist in interpreting the Company’s obligations under compensation plans and agreements, and to draft plans and agreements to document business decisions.  The Committee considers the expectations of executive management with respect to their own compensation, and their recommendations with respect to the compensation of Directors and more junior executive officers.

The Compensation Committee may delegate such of its powers and responsibilities as it deems appropriate to subcommittees of its membership or officers of the Company. The Compensation Committee operates pursuant to a charter, which is available on the Company's website at www.dime.com, by initially selecting "Investor Relations" and subsequently selecting "Governance Documents."  The Compensation Committee's charter requires that it meet annually and as requested by the Chairman of the Board of Directors.  The Compensation Committee met six times during the year ended December 31, 2008.

The Nominating Committee consists of Messrs. Williams (Chairman), Flynn, and Cohn, each of whom is independent as defined in Rule 4350(d) ["Rule 4350(d)"] of the NASD listing standards.  The Nominating Committee identifies and selects nominees for all Directorships, recommends committee memberships to the Board, and establishes criteria for the selection of new Directors to serve on the Board.  The Nominating Committee met twice during 2008.  In addition, the Nominating Committee met on March 19, 2009 to, among other matters, select the nominees for election as Directors at the Annual Meeting.  In accordance with the Company's Bylaws, provided the Nominating Committee makes such nominations, no nominations for election as Director except those made by the Nominating Committee shall be voted upon at the Annual Meeting unless properly made by a shareholder in accordance with the procedures set forth under "2009 Annual Meeting Stockholder Proposals" in the proxy statement for the annual meeting held in May 2008.  The Nominating Committee operates pursuant to a charter.  A current copy of the Nominating Committee charter is available on the Company's website, at www.dime.com, by clicking Investor Relations and then Corporate Governance within the Investor Relations menu.

           The Governance Committee consists of Messrs. Williams (Chairman), Cohn and Perry.  The Governance Committee develops and recommends to the Board corporate governance principles applicable to the Company, and otherwise assumes a leadership role in the corporate governance of the Company.  The Governance Committee met three times during 2008.

The Audit Committee currently consists of Messrs. Bergamo (Chairman), Clark, Cohn, and Perry, each of whom is independent as defined in Rule 4350(d).  Donald E. Walsh also served as a member of the Audit Committee prior to his death on December 2, 2008.  The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in (1) monitoring the integrity of the financial statements of the Company, (2) monitoring Company compliance with legal and regulatory requirements and internal controls, (3) monitoring the independence and performance of the Company’s internal and independent auditors, and (4) maintaining an open means of communication among the independent auditor, senior management, the internal auditors, and the Board.  The Audit Committee operates pursuant to a written charter.  A current copy of the charter may be viewed on the Company's website at www.dime.com. The Audit Committee charter requires that it meet at least four times annually or more frequently as circumstances dictate.  The Audit Committee met seven times during the year ended December 31, 2008.

Report of Audit Committee

The following Report of the Company's Audit Committee is provided in accordance with the rules and regulations of the SEC.

Under rules promulgated by the SEC, the Company is required to provide certain information regarding the activities of its Audit Committee.  In fulfillment of this requirement, the Audit Committee, at the discretion of the Board, has prepared the following report for inclusion in the Proxy Statement:

1.           The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2008 with management;

2.           The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.           The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communication with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence; and

4.           Based on the review and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

                                             AUDIT COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.

Anthony Bergamo, Chairman
George L. Clark, Jr., Member
Steven D. Cohn, Member
Joseph J. Perry, Member

The Board of Directors has determined that Messrs. Bergamo and Perry qualify as Audit Committee financial experts as defined in Item 407(d)(5) of SEC Regulation S-K.  Messrs. Bergamo and Perry are independent as independence for Audit Committee members is defined in NASDAQ listing standards.  Prior to his death in December 2008, Mr. Walsh also qualified as an Audit Committee financial expert as defined in Item 407(d)(5) of SEC Regulation S-K.

Directors' Compensation

Fee Arrangements.  During the entire year ended December 31, 2008, each of the Company's non-officer Directors (each an "Outside Director") received a retainer of $30,000, and meeting attendance fees of $1,000 for the Audit Committee and $900 for all other committees.  The Chairman of the Audit Committee additionally received an annual retainer of $5,000.  If both of the Company's and the Bank's Boards of Directors or corresponding committees met on the same day, such Directors received only one fee for the Board meetings and only one fee for the committee meetings.   During the period January 1, 2008 through March 19, 2008, each Outside Director received a fee of $1,000 for each of the Company's or the Bank's Board meetings attended. This remuneration was increased from $1,000 to $1,500 effective March 20, 2008, based upon the recommendations of a nationally recognized compensation consulting firm.  The recommendations of the compensation consulting firm were based on a comparative analysis of thirteen peer banks.

Directors' Retirement Plan.  The Company has adopted the Retirement Plan for Board Members of Dime Community Bancshares, Inc. (the "Directors' Retirement Plan"), which provides benefits to each eligible Outside Director commencing on termination of Board service at or after age 65. An eligible Outside Director retiring at or after age 65 will be paid an annual retirement benefit equal to the amount of the aggregate compensation for services as a Director (excluding stock compensation) paid to him or her for the twelve-month period immediately prior to termination of Board service, multiplied by a fraction, the numerator of which is the number of years of service, up to a maximum of 10, as an Outside Director (including service as a Director or trustee of the Bank or any predecessor) and the denominator of which is 10. An individual who terminates Board service after having served as an Outside Director for 10 years may elect to begin collecting benefits under the Directors' Retirement Plan at or after attainment of age 55, however, the annual retirement benefits will be reduced pursuant to an early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. An Outside Director may elect to have benefits distributed in any one of the following forms: (i) a single life annuity; (ii) a 50% or 100% joint and survivor annuity; or (iii) a single life annuity with a 5, 10, or 15 year guaranteed term. In the event that an Outside Director dies prior to the commencement of benefit payments under the Directors' Retirement Plan, a 50% survivor annuity will automatically be paid to his or her surviving spouse, unless the decedent has elected otherwise. This plan was frozen effective March 31, 2005.

2001 Stock Option Plan.  The Dime Community Bancshares, Inc. 2001 Stock Option Plan for Outside Directors, Officers and Employees (the "2001 Stock Option Plan") was adopted by the Company's Board of Directors and subsequently approved by its shareholders at its annual meeting held in 2001.  At December 31, 2008, there were up to 75,866 stock options eligible for future grant under the 2001 Stock Option Plan, of which up to 29,625 were eligible for future grant to Outside Directors and 46,241 were eligible for future grant to officers and employees of the Company or its subsidiaries.  On November 21, 2001, the effective date of the 2001 Stock Option Plan, each of the Company's Outside Directors was granted non-qualified stock options to purchase 6,750 shares of Common Stock. All of these options vested on November 21, 2002. On February 1, 2003, each of the Company's Outside Directors was additionally granted non-qualified stock options to purchase 7,500 shares of Common Stock. All of these options vested on February 1, 2004. On January 27, 2004, each of the Company's Outside Directors was additionally granted non-qualified stock options to purchase 9,000 shares of Common Stock. All of these options vested on January 27, 2005.

2004 Stock Incentive Plan.  The Dime Community Bancshares, Inc. 2004 Stock Incentive Plan (the "2004 Stock Incentive Plan") was initially adopted by the Company's Board of Directors and subsequently approved by its shareholders at its annual meeting held in 2004.  Amendment Number One to the 2004 Stock Incentive Plan was adopted by the Company's Board of Directors in March 2008 and subsequently approved by its shareholders at its annual meeting held in 2008.  At December 31, 2008, 1,057,161 shares remained eligible for future grant to either Outside Directors or officers and employees of the Company and its subsidiaries under the 2004 Stock Incentive Plan. These may be granted in the form of either stock options or restricted stock awards, or a combination thereof.  On January 31, 2005, a grant of 8,480 non-qualified stock options with an exercise price of $16.45 per share was made to each Outside Director of the Company under the 2004 Stock Incentive Plan, for a total grant of 76,320 options. All of these options expire on January 31, 2015.

On December 30, 2005, vesting was accelerated for all unvested options of this grant.  On May 1, 2007, a grant of 1,000 restricted stock awards was made to each of Messrs. Bergamo, Clark, Cohn, Curtin, Flynn and Fehrenbach and a grant of 2,000 restricted stock awards was made to each of Messrs. Perry, Walsh and Williams under the 2004 Stock Incentive Plan, for a total grant of 12,000 restricted stock awards.  All of these awards vested on May 1, 2008.  In addition on May 1, 2007, a grant of 10,000 non-qualified stock options with an exercise price of $13.74 per share was made to each Outside Director of the Company under the 2004 Stock Incentive Plan, for a total grant of 90,000 options.  All of these options expire on May 1, 2017 and vested on May 1, 2008.  On May 30, 2008, a grant of 1,000 restricted stock awards was made to each of Messrs. Bergamo, Clark, Cohn, Curtin, Flynn and Fehrenbach and a grant of 2,000 restricted stock awards was made to each of Messrs. Perry, Walsh and Williams under the 2004 Stock Incentive Plan, for a total grant of 12,000 restricted stock awards.  The award made to Mr. Walsh vested upon his death in December 2008.  All of the remaining awards under this grant vest on May 30, 2009.  In addition on May 30, 2008, a grant of 10,000 non-qualified stock options with an exercise price of $18.18 per share was made to each Outside Director of the Company under the 2004 Stock Incentive Plan, for a total grant of 90,000 options.  The options awarded to Mr. Walsh vested immediately upon his death and expire on December 2, 2009.  All of the remaining option awards under this grant expire on May 30, 2018 and vest on May 30, 2009.

The following table sets forth information regarding compensation earned by each Outside Director during the year ended December 31, 2008:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation (5)	Total
Anthony Bergamo	$60,800	$16,700	$37,593	—	$35,942	$560	$151,595
George L. Clark, Jr.	56,700	16,700	37,593	—	—	560	111,553
Steven D. Cohn	59,500	16,700	37,593	—	24,006	560	138,359
Patrick E. Curtin	57,100	16,700	37,593	—	45,767	560	157,720
Fred P. Fehrenbach	55,200	16,700	37,593	—	—	560	110,053
John J. Flynn	58,000	16,700	37,593	—	—	560	112,853
Joseph J. Perry	58,800	33,400	37,593	—	—	1,120	130,913
Donald E. Walsh(6)	40,200	33,400	37,593	—	—	1,120	112,313
Omer S. J. Williams	58,900	33,400	37,593	—	—	1,120	131,013

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the year, whether such fees were paid currently or deferred.
(2)
Represents the compensation cost recognized for the year in connection with restricted stock of the Company granted to the Outside Director, regardless of the year of grant and calculated in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment", ("SFAS 123R") for financial statement purposes.  For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption "Nature of Operations and Summary of Significant Accounting Policies" in the notes to the audited consolidated financial statements included in the Company's 2008 Annual Report on Form 10-K.  This amount does not reflect the value of dividends paid on unvested restricted stock, which is included under the caption "All Other Compensation."

(3)
Represents the compensation cost recognized for the year in connection with stock options granted to the Outside Director, regardless of the year of grant and calculated in accordance with SFAS 123R for financial statement purposes.  For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption "Nature of Operations and Summary of Significant Accounting Policies" in the notes to the audited consolidated financial statements included in the Company's 2008 Annual Report on Form 10-K.

(4)
Includes for each individual the increase (if any) for the year in the present value of the individual's accrued benefit (whether or not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual's accrued benefit under each such plan in accordance with Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS 158") as of the plan's measurement date in such fiscal year to the present value of the individual's accrued benefit as of the plan's measurement date in the prior fiscal year.   The following individuals experienced year-to-year declines in the actuarial value of their accrued benefits under defined benefit or actuarial plans that are not reflected in the reported figures:  Mr. Clark - $7,445; Mr. Fehrenbach - $8,581 and Mr. Flynn -  $8,629.

(5)	Amount represents dividends paid on unvested restricted stock awards that were granted on May 1, 2007 and May 30, 2008.
(6)	Represents fees earned by Mr. Walsh prior to his death on December 2, 2008, along with equity award compensation recognized associated with the grants made to him on May 1, 2007 and May 30, 2008.

Executive Officers

The following individuals are executive officers of the Company, holding the offices set forth opposite their names:

Name	Position Held
Vincent F. Palagiano	Chairman of the Board and CEO
Michael P. Devine	President and Chief Operating Officer ("COO")
Kenneth J. Mahon	First Executive Vice President ("FEVP") and CFO
Christopher D. Maher	Executive Vice President ("EVP") and Chief Retail Officer ("CRO")
Daniel J. Harris	EVP and Chief Lending Officer ("CLO")
Timothy B. King	EVP and Chief Investment Officer ("CIO")
Michael Pucella	EVP and Chief Accounting Officer ("CAO")

The executive officers are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.  The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment.  See "Compensation Discussion and Analysis – Potential Payments Upon Termination and Change of Control."

Biographical information of the executive officers who are not Directors of the Company or Bank is set forth below.

Christopher D. Maher, age 42, joined the Bank as EVP in charge of retail banking in November 2005, and was named an EVP and CRO of the Company in January 2009. Prior to joining the Bank, Mr. Maher was a Senior Vice President at BISYS Information Services, L.P., a unit of the BISYS Group, Inc., a diversified financial services firm. Mr. Maher's banking experience includes work for several New York City metropolitan area banks, including The Dime Savings Bank of New York, Chemical Bank, and Chatham Savings. Mr. Maher was a Senior Vice President in the Retail Banking division of The Dime Savings Bank of New York, where he served from 1989 through 2000.  Mr. Maher is a former Director of the IFX Forum, a financial services technology standards organization and has served as a Trustee for Helen Keller Services for the Blind since 1998.

Daniel J. Harris, age 52, was hired by the Bank in January 2008 as EVP and Chief Lending Officer, and was named an EVP and CLO of the Company in January 2009.  Prior to joining the Bank, Mr. Harris served as EVP & Chief Credit Officer at Hudson Valley Bank, a commercial bank and financial services company.  Prior to that role, Mr. Harris held senior positions at Credit Re Mortgage Capital, The Greater New York Savings Bank and Dollar Dry Dock Bank.  Mr. Harris earned a Juris Doctor from St. John's University and has practiced law, with a specialty in real estate, as an employee of Manufacturers Hanover Trust Co. as well as two New York law firms.

Timothy B. King, age 50, has over 27 years of banking experience, and has been with the Bank since 1983.   Mr. King was promoted to Treasurer of the Bank in 1989, Vice President of the Bank in 1993, Treasurer of the Company at its inception in 1995, First Vice President of both the Company and Bank in 1997, Senior Vice President of both the Company and the Bank in 1999 and EVP of both the Company and the Bank in 2008. In 2002, Mr. King was named the CIO of both the Company and Bank, as he oversees the securities investment function of the Bank.

Michael Pucella, age 55, was promoted to Comptroller of the Bank in 1989 and of the Company at its inception in 1995, Vice President of both the Company and Bank in 1996, First Vice President of both the Company and Bank in 1997, Senior Vice President of both the Company and the Bank in 1999, and EVP of both the Company and Bank in 2009.  He currently serves as the CAO of both the Company and Bank, and is responsible for financial reporting, budgeting, corporate planning and tax administration.  Mr. Pucella has been with the Bank since 1981, and has over 34 years of banking experience.

Compensation Discussion and Analysis
Introduction

           Set forth below are (i) a description of the Company’s decision making process for compensating the Named Executive Officers, (ii) a discussion of the background and objectives of the Company’s compensation programs for Named Executive Officers, and (iii) a description of the material elements of the compensation of each of the Named Executive Officers.

           The descriptions of compensation plans, programs and individual arrangements referred to in the Compensation Discussion and Analysis that are governed by written documents are qualified in their entirety by reference to the full text of their governing documents.  Other than broad-based plans applicable to substantially all salaried employees, these documents have been filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and are incorporated herein by this reference.

1.           Objectives

           The goal of the executive compensation program is to enable the Company to attract, develop and retain strong executive officers capable of maximizing the Company’s performance for the benefit of its shareholders.  The Company’s compensation philosophy is to provide competitive compensation opportunities that are strongly aligned with its financial performance and the generation of value for shareholders through stock price appreciation, in an appropriate mix of risk and return.  To accomplish this goal, the Company sets a base salary to provide a reasonable level of predictable base income and near- and long-term performance-based compensation to provide executives and officers with clear opportunities to increase the value of their compensation by positive contribution to stockholder interests.  Annual incentive awards are designed to provide incentives to encourage efforts to attain near-term goals which do not encourage excessive risk taking.  Longer term incentive and stock awards provide goals which also align the executive’s interest with those of the Company’s shareholders and serve to retain executives over the long term.  2008 was a year of economic difficulty as evidenced by the turmoil in the financial services and banking industries.  As a result, the Company’s focus was on retaining and motivating key executives while aggressively controlling expense, including executive compensation.

2.           Key Elements of the Compensation Package

In general.  The Company’s 2008 compensation program for Named Executive Officers consisted of three key elements:

•	base salary to provide a reasonable level of recurring income;

•	annual incentives to motivate the Named Executive Officers to achieve short-term operating objectives; and

•	long-term incentives in the form of stock options and/or restricted stock, designed to retain talented employees and provide an incentive to maximize shareholder return in the longer term.

           The Company additionally provides certain retirement plans, termination benefits, fringe benefits and perquisites, in some instances for a large group of employees and in others limited to one or more executives.

           Base Salary.  Executive base salary levels are generally reviewed on an annual basis and adjusted as appropriate.  The Company desires to compensate executives fairly while being sensitive to increasing fixed costs in light of the performance of the Common Stock.

           For 2008, the Compensation Committee considered the prevailing market conditions and determined, with the input of Mercer Consulting, a nationally recognized compensation consulting firm, to increase the base salary for the Named Executive Officers of the Company.

           In 2008, base salary increases for the Named Executive Officers were as follows:

Name	% Increase	Dollar Increase	Resulting Annual Base Salary Rate
Vincent F. Palagiano	3.1	$20,400	$686,000
Michael P. Devine	3.0	$15,800	$541,000
Kenneth J. Mahon	3.1	$11,520	$388,000
Christopher D. Maher	3.9	$12,000	$324,000
Daniel Harris	N/A	N/A	$290,000

           These decisions resulted from an assessment of the Company’s 2007 performance within the context of a competitive compensation review produced by Mercer Consulting that evaluated corporate and individual performance during 2007.  These targeted salary increases were designed to reward effort and accomplishment in a challenging 2008 operating environment and to assist in the retention of executives directly responsible for managing the Company and the key operating units within the Company.

Annual Incentives.  Annual incentive opportunities are provided to the Named Executive Officers to link the achievement of annual goals with executive compensation.  In 2008, the Company established a formal Annual Incentive Plan ("AIP") for consideration of 2008 bonuses for senior executives using the key measures of Return on Equity ("ROE") and Core Earnings Per Share ("Core EPS").  The AIP applied ROE and Core EPS to assess the Bank’s performance and management's operation of the Bank in 2008, a turbulent year in the financial services and banking industry.  In this difficult operating environment, management led the Bank to a performance that under both measures of the AIP resulted in the highest level of performance.  In addition, Mercer Consulting conducted a survey of the 2007 performance of a comparable group of competitor public banks, and the Company’s one year total stock return (“TSR”) placed in the 75th quartile while the cash ROE and cash return on assets both placed the Company above the 50th percentile of such competitor public banks.  The competitor public banks are discussed below under “Material Policies and Procedures.”

             After reviewing the Company's performance as measured by Return on Average Equity and Core EPS, the Compensation Committee approved the targeted award amount to the Named Executive Officers, which totaled $716,000.  Based on the Company’s 2008  performance as measured by ROE and Core EPS, the Named Executive Officers became eligible for a 2008 total bonus payment under the AIP of $825,832, However, in light of current economic uncertainties, the aggregate payout was reduced by 13%, to $716,000.  The reduction was recommended by management and concurred with by the Compensation Committee.

             For 2008, the Named Executive Officers’ bonuses were as follows:  Mr. Palagiano, $225,000; Mr. Devine, $170,000; Mr. Mahon, $127,000; Mr. Maher, $94,000; and Mr. Harris, $100,000.  In each case, the bonus paid represented no increase to the 2007 bonus received by each Named Executive Officer except for Mr. Harris, who commenced employment with the Company in 2008.  These bonuses reflected the strong assessment of the Named Executive Officer’s management of the Company during the tumultuous times in the financial markets during 2008.  The Company expects that these bonus amounts, and the resultant total cash compensation paid to each of the Named Executive Officers, may result in annual cash compensation that is less than the 2008 peer group median.  This reflects historical Company compensation practice as well as constraints on the size of the bonus pool related to the Company’s profitability for 2008, rather than concerns with the individual performance of the Named Executive Officers.  Mr. Harris commenced employment with the Bank on January 28, 2008, and received cash remuneration of $110,000 on February 15, 2008 to reimburse compensation and benefits he forfeited with his previous employer.

            Long-term Incentives.  The Compensation Committee believes that grants of long-term incentives in the forms of stock options and/or restricted stock are the most effective method, where appropriate, of aligning executive rewards with the creation of value for shareholders through stock appreciation.

             In consideration of the Company’s performance for the year ended December 31, 2007, the Compensation Committee granted awards of restricted stock and options to the Named Executive Officers after considering Mercer Consulting’s assessment of comparable practices at a comparison group of banks as well as Company and individual performance, the 2007 operating environment and competitive market conditions.

             In 2008, the following grants of stock options and restricted stock shares were made to the Named Executive Officers:

Name	Total Share Grant	# of Options	# of Shares	Total Value of Grant
Vincent F. Palagiano	-	-	-	-
Michael P. Devine	30,261	18,135	12,126	$270,500
Kenneth J. Mahon	19,533	11,706	7,827	174,600
Christopher D. Maher	15,223	9,123	6,100	136,080
Daniel Harris	48,051(1)	42,591(1)	5,460	231,800
(1) Amount includes a March 3, 2008 grant of 34,425 options under the 2001 Stock Option Plan with a grant date aggregate value of $110,000, and fair value of $3.195 per option.  This grant was made to reimburse compensation and benefits Mr. Harris forfeited with his previous employer.

           All of the above grants to Messrs. Devine, Mahon and Maher were made on July 31, 2008 under the 2004 Stock Incentive Plan, vest over four years and had a grant date fair value of $3.73 per option and $16.73 per restricted stock share.  Mr. Harris received an equity award grant on July 31, 2008, with a total value of $121,800, comprised of 8,166 options and 5,460 restricted stock awards. The Company intends to make selective equity awards in the future as part of its ongoing competitive executive compensation program.  To this end, the Company received shareholder approval in 2008 to increase the number of shares available for such grants.

           The amendments to the 2004 Stock Option Plan increasing the number of shares available provide that Mr. Palagiano is ineligible to receive stock options or awards under that plan.  Instead, the Company has adopted a cash-based, multi-year long-term incentive plan under which Mr. Palagiano is eligible to participate.  The plan was designed to provide a competitive long-term incentive arrangement instead of the opportunities that Mr. Palagiano would otherwise have received under the 2004 Stock Option Plan.  The plan enhances the overall pay for performance since the value earned relates directly to the Company’s performance on selected key metrics.  The initial period for measurement is August 1, 2008 through December 31, 2010.  The plan sets an incentive target for this period of 62.5% of base salary of $686,000, and a range of payout levels for this period as follows:  threshold payout level represents a payment of 50% of the target ($214,375) and is paid for a baseline level of acceptable performance to receive any award; target payout represents a payment of 100% of target ($428,750) and is paid for performance at expectation; and maximum payout represents a payment of 150% of target ($643,125) and is paid for exceptional performance.  The Compensation Committee established the target using the same approach applied in determining grants to other Named Executive Officers under the 2004 Stock Incentive Plan.  The criteria for payment for this period are based on performance relative to peer companies and are weighted as follows:  50% weight is given to TSR relative to peers for the measurement period, 25% weight is given to cumulative core earnings per share versus internal standard and 25% weight is given to reported GAAP return on equity.  The peer group companies for 2007 are discussed below under “Material Policies and Procedures.”  The Committee does not have discretion to reduce or increase the size of the payout or to award compensation if the goals are not met.

           Payment will be made in cash in the first quarter of 2011 if Mr. Palagiano is employed on December 31, 2010.  If Mr. Palagiano’s employment terminates prior to that date due to death, disability or retirement, the Company's obligation will be prorated for performance as of the effective date of the termination and paid at the end of the performance period unless the Compensation Committee has determined otherwise.  The Compensation Committee may provide for immediate payout in the case of death.   In the event of  a change of control, performance will be assessed through the end of the change of control date and prorated payment made as soon as possible after that date.  If the actual performance results cannot be calculated, the target will be used.

           Other Elements of the Executive Compensation Package.  The Company’s compensation program for Named Executive Officers consisted of the following additional elements:

                      Retirement Plan – The Bank maintains the Retirement Plan of The Dime Savings Bank of Williamsburgh (the “Retirement Plan”), a non-contributory, tax-qualified defined benefit pension plan for eligible employees; however, all participant benefits under the Retirement Plan were frozen in March of 2000, and no benefits have been accrued under the Retirement Plan since that date.

                      401(k) Plan – The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan permitting salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of The Internal Revenue Code of 1986 (the “Code”).  Each participant receives a fully vested contribution of 3% of “covered compensation” (defined as total W-2 compensation including amounts deducted from W-2 compensation for pre-tax benefits such as health insurance premiums and contributions to the 401(k) Plan) up to applicable Internal Revenue Service (“IRS”) limits.  The 3% contribution was required through 2006 and is discretionary in years after 2006.

                      ESOP – The Company has established, and the Bank has adopted, the ESOP and related trust for the benefit of eligible employees. All of the Company’s and the Bank’s salaried employees are eligible to become participants in the ESOP after one year of employment.

                      BMP – The Bank maintains a BMP, which provides eligible employees with benefits that would be due under the Retirement Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code.  Effective January 1, 2005, the BMP benefit accruals associated with the 401(k) Plan and ESOP were terminated; therefore, no BMP benefits were provided to the Named Executive Officers for the year ended December 31, 2008 with respect to the 401(k) Plan and ESOP.  Effective April 1, 2000, Retirement Plan benefit accruals were terminated, thus eliminating related benefit accruals under the BMP.  However, the present value of such benefits continues to increase as the Named Executive Officers approach normal retirement age.  These increases in present value are reported in the Summary Compensation Table under the column Change in Pension Value and Nonqualified Deferred Compensation Earnings.  Effective January 1, 2009, the BMP was amended to provide for a payout of all benefits under the plan on the occurrence of a change in control [within the meaning of Section 409A of the Code ("Section 409A")] in a single lump sum and to bring it into compliance with Section 409A.

                      2001 Stock Option Plan – The Company’s Board of Directors adopted the 2001 Stock Option Plan, which was approved by the Company’s shareholders at their 2001 annual meeting.  At December 31, 2008, there were up to 75,866 stock options eligible for future grant under the 2001 Stock Option Plan, of which up to 29,625 were eligible for future grant to Outside Directors and 46,241 were eligible for future grant to officers and employees of the Company or its subsidiaries.  Under the terms of the 2001 Stock Option Plan, the eligible grant amounts may be increased by the amount of options granted under the 2001 Stock Option Plan that are subsequently forfeited by the recipient.  All grants made prior to December 30, 2005 under the 2001 Stock Option Plan vested as of December 30, 2005.

                      2004 Stock Incentive Plan – The Company’s Board of Directors has adopted the 2004 Stock Incentive Plan, which was approved by the Company’s shareholders at their 2004 annual meeting and additional shares were approved by shareholders at their 2008 annual meeting. At December 31, 2008, 1,057,161 shares remained eligible for future grant to either Outside Directors or officers and employees of the Company and its subsidiaries under the 2004 Stock Incentive Plan.  These may be granted in the form of either stock options or restricted stock awards, or a combination thereof.  Under the terms of the 2004 Stock Incentive Plan, the eligible grant amount may be increased by the amount of shares granted under the 2004 Stock Incentive Plan that are subsequently forfeited by the recipient.  All grants made prior to December 30, 2005 under the 2004 Stock Incentive Plan vested as of December 30, 2005.

                      Perquisites – Certain Named Executive Officers are provided with modest perquisites, including use of a company car and professional financial planning and tax preparation services.  The Company provides these benefits in kind, but the Compensation Committee considers the cost of these items in establishing the other elements of compensation.  The Company provides these benefits because they are usual and customary in the industry.

                      Potential Payments Upon Termination and Change of Control – The Company believes it is in its best interests to provide severance benefits to the Named Executive

Officers in the event of their termination of employment under certain circumstances.  Specifically, Messrs. Palagiano, Mahon and Devine are entitled to severance benefits upon their termination of employment by the Company without cause, their resignation for good reason or the occurrence of a change of control during their employment period.  Messrs. Maher and Harris have been provided with change of control agreements that provide severance benefits that are payable only upon a change of control and their termination of employment by the Company without cause or their resignation for good reason, in each case, within certain periods following or preceding a change of control.  The Company and Bank have determined that these types of protections are required in order to retain talented and qualified executive officers.  It has been determined that a more comprehensive employment agreement with change of control triggers is necessary to retain the senior executive officers (Messrs. Palagiano, Devine and Mahon).

           Employment Agreements and Change in Control Agreements.  Consistent with the practices of other financial institutions of similar size and business mix in the greater New York metropolitan area, the Company and Bank have entered into employment or change in control severance agreements with each of their executive officers.  The Company considers these arrangements important retention devices.  They also provide a measure of financial security for executive officers so that, when faced with the prospect of a negotiated or unsolicited merger opportunity, they can focus on the business of the Company with reduced personal distractions.  The Company periodically reviews the terms of these agreements against the publicly disclosed terms and conditions of contracts in place at other institutions and compares their projected costs to those disclosed for similar contracts in the merger proxy statements in recent financial institution mergers.  The Company conducted such a review in 2007.

           The Employment Agreements and Change in Control Agreements were amended and restated in 2008 to include provisions required to comply with Section 409A.  Generally, under these provisions, if the Named Executive Officer is a “specified employee” under Section 409A, payments upon certain terminations of employment will be paid on the first day of the seventh month after termination of employment.  In addition, the amendments added provisions required to comply with the Emergency Economic Stabilization Act of 2008 in the event that the Company or the Bank became subject to those requirements, which  did not apply to them during 2008.

           Employment Agreements for Messrs. Palagiano, Mahon and Devine.  The Company and the Bank are parties to employment agreements (“Employment Agreements”) with each of Messrs. Palagiano, Devine and Mahon (“Senior Executives”).  These Employment Agreements establish the respective duties and compensation of the Senior Executives and are intended to ensure that both the Company and the Bank will be able to maintain a stable and competent management base.  The continued success of the Company and Bank depends to a significant degree on the skills and competence of the Senior Executives.

           The Employment Agreements provide for three-year terms.  The Bank’s Employment Agreements provide that, prior to the first anniversary date and continuing each anniversary date thereafter, the Bank’s Board of Directors may agree, after conducting a performance evaluation of the Senior Executive, to extend his Employment Agreement for an additional year, so that the remaining term shall be three years.  Each of the Bank’s Employment Agreements has been extended to a December 31, 2010 expiration date.  The Company’s Employment Agreements provide for automatic daily extensions unless written notice of non-renewal is provided by the Board of Directors or the Senior Executive, in which event the Employment Agreement shall end on the third anniversary of such notice.

           The Employment Agreements provide for termination by the Bank or the Company at any time for cause as defined in the Employment Agreements.  In the event that either the Company or the Bank chooses to terminate the Senior Executive’s employment other than for cause, or the Senior Executive resigns from the Bank or the Company for “good reason” as defined in the Employment Agreements, the Senior Executive or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the remaining base salary and bonus payments due to the Senior Executive and the additional contributions or benefits that would have been earned under any employee benefit plans during the remaining term of the Employment Agreement and payments that would have been made under any incentive compensation plan during the remaining term of the Employment Agreement.  The Senior Executive would also have the right to receive a lump sum cash payment of benefits to which the Senior Executive would have been entitled under the BMP.  Both the Bank and the Company would also continue the Senior Executive’s life, health and disability insurance coverage for the remaining term of the Employment Agreement.  For purposes of the Employment Agreements, “good reason” generally means (i) assignment of duties inconsistent with the Senior Executive’s status or a substantial adverse alteration in the nature or status of responsibilities or a requirement to report to a different position, (ii) reduction in annual base salary (unless mandated at the initiation of applicable regulatory authority), (iii) failure to pay compensation or deferred compensation within seven days of when due unless inadvertent, immaterial or cured after notice, (iv) failure to continue in effect compensation plans material to total compensation (or substitute plans) with respect to the Senior Executive, (v) failure to continue to provide certain benefits or materially maintain benefits (unless mandated at the initiation of applicable regulatory authority), (vi) failure of the Bank to obtain satisfactory agreement from a successor to assume and agree to perform the Employment Agreements, (vii) any purported termination by the Bank not for cause or disability, (viii) any or no reason during the period of sixty (60) days beginning on the first anniversary of the effective date of a change of control, as defined in the Employment Agreement, (ix) a change in the majority of the Board, unless approved by a vote of at least two-thirds of the members of the Board at the time the Employment Agreements were entered into or members elected or nominated by such members, (x) a relocation of the Senior Executive’s principal place of employment outside of the New York metropolitan area, or (xi) a material breach of the Employment Agreements, unless cured within 30 days.

           In general, for purposes of the Employment Agreements, a “change of control” will be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security, such as the Common Stock, or in connection with mergers or consolidations of assets or a contested election of Directors which results in a change of control of the majority of the Company’s or Bank’s Board of Directors or liquidation or sale of substantially all the assets of the Company or the Bank.  In the event of a change in control of the Company or Bank, the Company’s Employment Agreements provide that (1) the term of employment will be converted to a fixed two year period beginning on the date of the change in control, and (2) if the Senior Executive signs a release of any further rights under his Employment Agreement with the Bank, an immediate lump sum payment will be paid (whether or not employment has terminated) equal to the present value of three years salary, bonus and fringe benefits plus an additional lump sum equal to the present value x minus y, where x is a specified target pension for each Senior Executive and y is the actual pension benefits due to the Senior Executive under the Bank’s and the Company’s qualified and nonqualified defined benefit pension plans.  The target pension is 26-2/3% of highest aggregate salary and bonus for Mr. Palagiano; 25% of highest aggregate salary and bonus for Mr. Devine; and 16-2/3% of highest aggregate salary and bonus for Mr. Mahon.  Highest aggregate salary and bonus for this purpose is the highest salary and bonus for the three consecutive years during the final 10 years of employment for which the aggregate is the highest.

           Payments to the Senior Executives under the Bank’s Employment Agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Bank.  The Company will make all payments under its own Employment Agreements.  To the extent that payments under the Company’s Employment Agreements and the Bank’s Employment Agreements are duplicative, payments due under the Company’s Employment Agreements would be offset by amounts actually paid by the Bank.  Senior Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements up to $50,000 for each Senior Executive.

           Cash and benefits paid to a Senior Executive under the Employment Agreements together with payments under other benefit plans following a change of control of the Bank or the Company may constitute an “excess parachute” payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank.  The Company’s Employment Agreements include a provision indemnifying each Senior Executive on an after-tax basis for any “excess parachute” excise taxes.

           Employee Retention Agreements for Messrs. Maher and Harris.  The Bank has, jointly with the Company, entered into Employee Retention Agreements (“Retention Agreements”) with Messrs. Maher and Harris (each a “Contract Employee” or together “Contract Employees”).  The purpose of the Retention Agreements is to secure the Contract Employees’ continued availability and attention to the Bank’s affairs, relieved of distractions arising from the possibility of a change of control, as defined in the Retention Agreements.  The Retention Agreements do not impose an obligation on the Bank to continue the Contract Employees’ employment, but provide for a period of assured compensation (the “Assurance Period”) following a change of control.  The Retention Agreement for Mr. Maher contains an Assurance Period of three years.  The Retention Agreement for Mr. Harris initially contained an Assurance Period of two years and was amended March 19, 2009 to provide for an Assurance Period of three years.  The applicable Assurance Periods for the present agreements with Mr. Maher and Mr. Harris will be automatically extended on a daily basis under the Retention Agreements until written notice of non-extension is provided by the Bank or the Contract Employee.  Both Retention Agreements expire as of December 31, 2010, on which date, or prior to that date, the Bank may choose to extend either or both Retention Agreements.

           If, during the Assurance Period, or prior to commencement of the Assurance Period but within three months of and in connection with a change of control (as defined in the Retention Agreements), a Contract Employee is discharged without “cause” (as defined in the Retention Agreements) or voluntarily resigns within ninety days following: (i) a failure to appoint or elect the Contract Employee to the same position in which he was serving; (ii) a material failure, after notice, to vest in the Contract Employee his responsibilities on the day before the Assurance Period commenced (or the functions, duties and responsibilities of a more senior office to which he may be appointed); (iii) a failure of the Bank to cure a material breach of the Retention Agreement after notice; (iv) a reduction in compensation or a material reduction in benefits; or (v) relocation of the Contract Employee’s principal place of employment which results in certain adverse commuting increases, the Contract Employee (or, in the event of his death, his estate) would be entitled to, subject to certain restrictions, (a) continued group life, health, accident and long-term disability insurance benefits for the unexpired Assurance Period, (b) a lump sum cash payment equal to the remaining base salary (present value) and bonus payments the Contract Employee would have earned during the unexpired Assurance Period, and (c) any additional contributions and benefits that the Contract Employee would have earned under the Bank’s or the Company’s employee benefit plans during the unexpired Assurance Period.

           The cash and benefits paid under the Retention Agreements for Messrs. Maher and Harris, together with payments under other benefit plans following a “change of control,” may constitute an “excess parachute” payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank under Section 4999 of the Code.  The Retention Agreements include a provision whereby the Company pays Messrs. Maher and Harris the net amount of their termination benefits after any tax imposed under Section 4999 of the Code or the maximum amount which may be paid without giving rise to any tax under Section 4999, whichever is greater.  Payments to Messrs. Maher and Harris under their respective Retention Agreements are guaranteed by the Company to the extent that the required payments are not made by the Bank.

3.           Material Policies and Procedures

           Benchmarking and Survey Data.  The Compensation Committee utilizes legal counsel and a nationally recognized compensation consulting firm, Mercer Consulting, to assist in performing its duties.  The Committee relies on legal counsel to advise on its obligations under applicable corporate, securities and employment laws, to assist in interpreting the Company’s obligations under compensation plans and agreements, and to draft plans and agreements to document business decisions.  The consulting firm regularly analyzes the Company’s executive pay levels, by each of the three key elements cited and in total, and the Company’s performance.  A group of thirteen comparably sized and similarly located public banks and thrifts (the “Comparison Group”) is used for comparison of both pay level and corporate performance.  The companies included in this group changed slightly from the prior year as a result of merger activity within the industry.  For 2008, the Comparison Group consisted of  New York Community Bancorp, Astoria Financial Corporation, Valley National Bancorp, First Niagara Financial Group Inc., New Alliance Bancshares Inc., Provident Financial Services Inc., Investors Bancorp Inc., Signature Bank, Sun Bancorp Inc., Flushing Financial Corp, OceanFirst Financial Corporation, Sterling Bancorp and Smithtown Bancorp Inc.  Because a determination was made that Hudson City Bancorp was no longer comparably sized, it was removed from this group in 2008 and Smithtown Bancorp Inc. was added to maintain comparable balance within the overall Comparison Group.  The Compensation Committee uses this analysis to assist it in understanding market practices and trends and to develop and evaluate the effectiveness of recommended performance-linked compensation strategies.  Generally, the Compensation Committee endorses a median pay level approach, with actual pay commensurate with relative performance.  To that end, the flexibility provided by the bonus program permits the Compensation Committee to take market conditions into account each year.

           Impact of Accounting and Tax Treatment.

           Section 162(m) – Section 162(m) of the Code imposes a $1,000,000 annual limit per executive officer on the Company’s federal tax deduction for certain types of compensation paid to the Named Executive Officers. It has been the Compensation Committee’s practice to structure the compensation and benefit programs offered to the Named Executive Officers with a view to maximizing the tax deductibility of amounts paid.  However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances.  After considering these factors, the Compensation Committee may decide to authorize payments all or part of which would be nondeductible for federal tax purposes.  It is not anticipated that any discretionary bonuses awarded for 2008 will be made nondeductible by this limit.  Payments made on account of a change of control under the agreements described above might include non-deductible payments.

           Sections 4999 and 280G – Section 4999 of the Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.”  Under section 280G of the Code, such excess parachute payments are also nondeductible to the Company.  If payments that are contingent on a change of control to a disqualified individual (which includes the Named Executive Officers) exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one time the individual’s base amount.

           Pursuant to the Employment Agreements and Retention Agreements, the Company or Bank will reimburse the Named Executive Officers for the amount of the excise tax, if any, and make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the Named Executive Officer would retain approximately the same net after-tax amounts under the Employment Agreement or Retention Agreement that he would have retained if there was no excise tax.  Neither the Bank nor the Company is permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an excess parachute payment, the excise tax reimbursement payment or the gross-up payment.

           Accounting Considerations.  The Compensation Committee is informed of the financial statement implications of the elements of the Named Executive Officer compensation program.  However, the probable contribution of a compensation element to the objectives of the Company’s Named Executive Officer compensation program and its projected economic cost, which may or may not be reflected on the Company’s financial statements, are the primary drivers of Named Executive Officer compensation decisions.

Compensation Committee Report

           The following Report of the Company’s Compensation Committee is provided in accordance with the rules and regulations of the SEC.

           Under the rules promulgated by the SEC, the Company is required to provide certain data and information regarding the activities of its Compensation Committee.  In fulfillment of this requirement, the Compensation Committee, at the discretion of the Board, has prepared the following report for inclusion in the Proxy Statement.

1.           The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management; and

2.           Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement on Schedule 14A for the 2009 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE OF
DIME COMMUNITY BANCSHARES, INC.

Anthony Bergamo, (Chairman)
Fred P. Fehrenbach
John J. Flynn, Member
Joseph J. Perry, Member

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Bergamo, Fehrenbach, Flynn and Perry.  There are no interlocks, as defined under the rules and regulations of the SEC, between the Company and the members of the Compensation Committee and corporations with respect to which they are affiliated, or otherwise.

COMPENSATION

Executive Compensation

The following table provides information about the compensation paid for services rendered in all capacities during 2008 by the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary (1)	Bonus(1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Vincent F. Palagiano,	2008	$686,000	$225,000	$54,781	$192,444	$75,779	—	$69,327	$1,303,331
Chairman of the Board and CEO	2007	665,600	225,000	54,781	128,296	—	—	65,464	1,139,141
	2006	640,000	140,000	54,781	—	—	—	66,051	900,832
Michael P. Devine,	2008	$541,000	$170,000	$57,404	$138,375	—	$127,124	$31,639	$1,065,542
President and COO	2007	525,200	170,000	34,864	87,241	—	—	30,910	848,215
	2006	505,000	115,000	34,864	—	—	—	33,087	687,951
Kenneth J. Mahon	2008	$388,000	$127,000	$33,726	$85,676	—	$31,899	$28,173	$694,474
FEVP and CFO	2007	376,480	127,000	19,176	53,884	—	—	27,542	604,082
	2006	362,000	100,000	19,176	—	—	—	29,761	510,937
Christopher D. Maher,	2008	$324,000	$94,000	$40,559	$56,125	—	—	$23,956	$538,640
EVP and CRO	2007	312,000	94,000	29,220	34,896	—	—	22,901	493,017
	2006	300,000	75,000	29,220	—	—	—	19,690	423,910
Daniel J. Harris	2008	$290,000	$100,000	$10,150	$25,383	—	—	$110,000	$535,533
EVP and CLO

(1)
The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to non-incentive deferred compensation plans and amounts of salary or bonus earned but deferred on a voluntary basis in exchange for awards of restricted stock, stock options or other forms of non-cash compensation.  The salary amount shown for Daniel Harris represents the base salary earned from his commencement as an employee of the Company on January 28, 2008 through December 31, 2008.

(2)
Represents the compensation cost recognized for the fiscal year in connection with restricted stock of the Company granted to the Named Executive Officer, regardless of the year of grant and calculated in accordance with SFAS 123R for financial statement purposes.  For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption “Nature of Operations and Summary of Significant Accounting Policies” in the notes to the audited consolidated financial statements included in the Company's 2008 Annual Report on Form 10-K.  This amount does not reflect the value of dividends paid on unvested restricted stock, which is included in the Summary Compensation Table under the caption "All Other Compensation" if it exceeds $10,000 for an individual Named Executive Officer.

(3)
Represents the compensation cost recognized for the fiscal year in connection with stock options of the Company granted to the Named Executive Officer, regardless of the year of grant and calculated in accordance with SFAS 123R for financial statement purposes.  For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption “Nature of Operations and Summary of Significant Accounting Policies” in the notes to the audited consolidated financial statements included in the Company's 2008 Annual Report on Form 10-K.

(4)
Amount represents awards accrued for future payment to Mr. Palagiano under the Long Term Cash Incentive Payment Plan.  Please see the section entitled "Compensation Plans" commencing on this page for a discussion of the Long Term Cash Incentive Payment Plan.

(5)
Includes for each Named Executive Officer (a) the increase (if any) for the fiscal year in the present value of the individual's accrued benefit (whether or not vested) under the Retirement Plan and BMP calculated by comparing the present value of each individual's accrued benefit under each such plan in accordance with SFAS 158 as of the plan's measurement date in such fiscal year to the present value of the individual's accrued benefit as of the plan's measurement date in the prior fiscal year, plus (b) the amount of interest accrued on defined contribution deferred compensation balances at a rate in excess of 120% of the applicable federal long-term rate under section 1274(d) of the Code.  The following individuals experienced year-to-year declines in the actuarial value of their accrued benefits under defined benefit or actuarial plans that are not reflected in the reported figures:  Mr. Palagiano - $56,166 in 2008, $453,597 in 2007 and $220,115 in 2006 ; Mr. Devine  - $152,553 in 2007 and $5,676 in 2006, and Mr. Mahon  - $118,581 in 2007 and $35,562 in 2006.

(6)
The Named Executive Officers participate in certain group life, health, disability insurance and medical reimbursement plans not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation.  The figure shown for each Named Executive Officer includes the following items exceeding $10,000 in value:

Name	Year	Life Insurance Premiums	Automobile	401(k) Plan Employer Cash Contribution	ESOP Allocation (a)	Other	Total
Vincent F. Palagiano	2008	$30,210	$16,883	$6,900	$15,334	-	$69,327
	2007	$29,999	$14,086	$6,750	$14,629	-	65,464
	2006	29,683	12,698	6,600	17,070	-	66,051
Michael P. Devine	2008	$9,405	-	$6,900	$15,334	-	$31,639
	2007	$9,531	-	$6,750	$14,629	-	30,910
	2006	9,417	-	6,600	17,070	-	33,087
Kenneth J. Mahon	2008	$5,939	-	$6,900	$15,334	-	$28,173
	2007	$6,163	-	$6,750	$14,629	-	27,542
	2006	6,091	-	6,600	17,070	-	29,761
Christopher D. Maher	2008	$1,722	-	$6,900	$15,334	-	$23,956
	2007	$1,522	-	$6,750	$14,629	-	22,901
	2006	1,322	-	930	17,438	-	19,690
Daniel J. Harris	2008	-	-	-	$-	$110,000(b)	$110,000

(a)  The amount reported for ESOP allocation was determined based upon the average price of the Common Stock of $15.89 per share in 2008, $13.36 per share during 2007 and
       $14.25 per share during 2006 (See Note 15 to the audited consolidated financial statements in the Company's 2008 Annual Report on Form 10-K, which discusses the manner in which ESOP expense is recognized).

(b) Amount represents a cash remuneration paid to Mr. Harris on February 15, 2008 to reimburse compensation and benefits he forfeited with his previous employer.

The Company or Bank provides certain non-cash perquisites and personal benefits to each Named Executive Officer that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

Compensation Plans

Retirement Plan.  The Bank maintains the Retirement Plan, a non-contributory, tax-qualified defined benefit pension plan for eligible employees. All salaried employees at least age 21 who have completed a minimum of one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, equal to 2% of the participant's average annual earnings multiplied by the participant's years (and any fraction thereof) of eligible employment (up to a maximum of 30 years). Such benefit is not reduced by a Social Security offset. A participant is fully vested in his or her benefit under the Retirement Plan after five years of service. The Retirement Plan is funded by the Bank on an actuarial basis and all assets are held in trust by the Retirement Plan trustee. Effective March 31, 2000, all participant benefits under the Retirement Plan were frozen, and no benefits have been accrued under the Retirement Plan since that date.

401(k) Plan. The Bank maintains the 401(k) Plan, which is a tax-qualified defined contribution plan permitting salaried employees with at least one year of service to make pre-tax salary deferrals under Section 401(k) of the Code.

Under a 401(k) Plan amendment effective July 1, 2000, the 401(k) Plan annually receives the proceeds from a 100% vested cash contribution to all participants in the ESOP in the amount of 3% of “covered compensation” [defined as total W-2 compensation including amounts deducted from W-2 compensation for pre-tax benefits such as health insurance premiums and contributions to the 401(k) Plan] up to applicable IRS limits. This contribution is allocated to eligible participants, regardless of their participant contribution level.

The 401(k) Plan permits participating employees to elect to invest all or any part of their 401(k) Plan account balances in Common Stock. Common Stock held by the 401(k) Plan may be newly issued shares or outstanding shares purchased on the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan is held by an independent trustee and allocated to the accounts of individual participants. Participants control the exercise of voting and investment rights relating to Common Stock held in their accounts.

ESOP.  The Company has established, and the Bank has adopted, the ESOP and related trust for the benefit of eligible employees.  All of the salaried employees of the Company and its subsidiaries are eligible to become participants in the ESOP. As of the Record Date, the ESOP held 3,325,783 shares of Common Stock, all of which were purchased during the Company's initial public offering. Of this total, 1,997,156 shares were allocated to individual participant accounts, while 1,328,627 remained unallocated. In order to fund the ESOP's purchase of such Common Stock, the ESOP borrowed the aggregate purchase price from the Company.  Effective July 1, 2000, the loan maturity period was extended by approximately 20 years from June 2006 to June 2026, and it continues to bear interest at the rate of 8% per annum. The loan calls for level annual payments of principal and interest designed to amortize the loan over its term, except that payments in any year may be deferred, in whole or in part, in prescribed circumstances. Prepayments are also permitted.

Shares purchased by the ESOP were pledged as collateral for the loan from the Company and are held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. The released shares will be allocated among the accounts of participants on the basis of the participant's compensation for the calendar year preceding allocation. Benefits generally become vested at the rate of 25% per year after two years with 100% vesting after five years of service. Participants become immediately vested upon termination of employment due to death, retirement at age 65, permanent disability or the occurrence of a "change of control," as defined by the ESOP. Forfeitures will be utilized to reduce the contribution required by the Bank. Vested benefits may be paid in a single payment of cash or shares of Common Stock or installment payments of cash and are payable upon death, retirement at age 65, disability or separation from service.

Effective July 1, 2000, either the Company or the Bank became required to make a 100% vested cash contribution annually to all ESOP participants in the amount of 3% of “covered compensation.” This contribution was guaranteed through December 31, 2006 and is discretionary thereafter. This contribution is automatically transferred to the 401(k) Plan.

BMP.  The BMP provides eligible employees with benefits that would be due under the Retirement Plan, ESOP and 401(k) Plan, if such benefits were not limited under the Code. BMP benefits provided to the Named Executive Officers for the year ended December 31, 2008 with respect to the 401(k) Plan and ESOP are included in the Summary Compensation Table under the column "All Other Compensation" (See "Compensation - Executive Compensation"). Effective April 1, 2000, Retirement Plan benefit accruals were terminated, thus eliminating related benefit accruals under the BMP. Effective January 1, 2005, the BMP benefit accruals associated with the 401(k) Plan and ESOP were terminated for all of the Named Executive Officers.  Effective January 1, 2008, the BMP was amended to provide for a payout of all benefits under the plan on the occurrence of a change in control (within the meaning of Section 409A) in a single lump sum.  Effective December 31, 2008, the Company amended the BMP in order to bring it in full compliance with Section 409A.

Long Term Cash Incentive Payment Plan - On October 16, 2008, pursuant to authority granted under the ("AIP"), the Compensation Committee made an incentive award to Vincent F. Palagiano, Chairman and Chief Executive Officer, in lieu of an equity award under the Company's 2004 Stock Incentive Plan.  Pursuant to an amendment to the 2004 Stock Incentive Plan, Mr. Palagiano is no longer eligible for equity awards thereunder.

The threshold, target and maximum award opportunities are $214,375, $428,750 and $643,125, respectively, and are earned based on performance relative to three performance goals measured over the period beginning August 1, 2008 and ending December 31, 2010.  The three performance measures and their relative weight are as follows:

Goal	Weight	Threshold	Target	Maximum
TSR Relative to Compensation Peer Group for the measurement period	50%	40th Percentile	50th Percentile	74th Percentile
Cumulative Core EPS	25%	$2.23	$2.48	$2.73
GAAP ROE	25%	10.3%	12.1%	13.9%

At December 31, 2008, based upon actual results for the period August 1, 2008 through December 31, 2008, the Company determined that the Target payment has the greatest probability of ultimately being made to Mr. Palagiano, and established a reserve of $75,779 related to this future award payment.  During the year ended December 31, 2008, total expense recognized related to this award was $75,779.

2001 Stock Option Plan.  The Company's Board of Directors has adopted the 2001 Stock Option Plan, which was approved by the Company's shareholders at the annual meeting held in 2001.  At December 31, 2008, there were up to 75,866 stock options eligible for future grant under the 2001 Stock Option Plan, of which up to 29,625 were eligible for future grant to Outside Directors and 46,241 were eligible for future grant to officers and employees of the Company or its subsidiaries.  Under the terms of the 2001 Stock Option Plan, the eligible grant amounts may be increased by the amount of options granted under the 2001 Stock Option Plan that are subsequently forfeited by the recipient.  As of the Record Date, 2,035,287 stock options were granted to Outside Directors, officers and employees of the Company or the Bank, of which 1,602,346 were outstanding and 1,567,921 were exercisable.  On March 3, 2008, a grant of 34,425 stock options was made to Mr. Harris under the 2001 Stock Option Plan.  All of these options expire on May 1, 2018 and vest in equal 25% installments on May 1, 2009, 2010, 2011 and 2012. All options currently granted under the 2001 Stock Option Plan are subject to earlier expiration in the event of termination of employment. In the case of termination due to death, disability, retirement, or under a "change of control," as defined by the 2001 Stock Option Plan, all options become immediately vested. Options granted under the 2001 Stock Option Plan are intended to qualify as "incentive stock options" under Section 422 of the Code.

2004 Stock Incentive Plan.  The Company's Board of Directors has adopted the 2004 Incentive Stock Plan, which was approved by the Company's shareholders at the annual meeting held in 2004.  At December 31, 2008, 1,057,161 shares remained eligible for future grant to either Outside Directors or officers and employees of the Company and its subsidiaries under the 2004 Stock Incentive Plan. These may be granted in the form of either stock options or restricted stock awards, or a combination thereof.  Under the terms of the 2004 Stock Incentive Plan, the eligible grant amounts may be increased by the amount of shares granted under the 2004 Stock Incentive Plan that are subsequently forfeited by the recipient.  The Compensation Committee of the Board of Directors administers the 2004 Stock Incentive Plan and authorizes all equity grants.  On March 17, 2005, a grant of restricted stock awards was made to Named Executive Officers as follows: Mr. Palagiano - 14,193 shares; Mr. Devine - 9,032 shares; and Mr. Mahon - 4,967 shares. 75% of these restricted stock awards vested in equal 25% installments on May 1, 2006, 2007 and 2008, with the remainder vesting on May 1, 2009. On May 31, 2005, a grant of stock options was made to Named Executive Officers as follows: Mr. Palagiano - 142,580 shares; Mr. Devine - 90,537 shares; and Mr. Mahon  - 49,462 shares. All of these stock options were vested as of December 31, 2005 and expire on May 31, 2015.  On January 3, 2006, a grant of 10,000 shares of restricted stock awards was made to Mr. Maher, which vested in equal 20% installments on February 1, 2007, 2008 and 2009, with the remainder vesting in equal 20% installments on February 1, 2010, and 2011. All equity grants under the 2004 Stock Incentive Plan fully vest in the event of a change in control.  On May 1, 2007, a grant of stock options was made to Named Executive Officers as follows: Mr. Palagiano - 250,000 shares; Mr. Devine - 170,000 shares; Mr. Mahon - 105,000 shares; and Mr. Maher - 68,000 shares.  All of these options expire on May 1, 2017, and 25% vested on May 1, 2008, with the remainder vesting in equal 25% annual installments on May 1, 2009, 2010 and 2011.  On July 31, 2008, a grant of stock options was made to Named Executive Officers as follows: Mr. Devine – 18,135 shares; Mr. Mahon – 11,706 shares; Mr. Maher – 9,123 shares and Mr. Harris  - 8,166 shares.  All of these options expire on July 31, 2018 and vest in equal 25% installments on May 1, 2009, 2010, 2011 and 2012.  On July 31, 2008, a grant of restricted stock awards was made to Named Executive Officers as follows: Mr. Devine – 12,126 shares; Mr. Mahon – 7,827 shares; Mr. Maher – 6,100 shares and Mr. Harris  - 5,460 shares.  These restricted stock awards vest in equal 25% installments (as adjusted for rounding) on May 1, 2009, 2010, 2011 and 2012.

The following table sets forth information regarding plan-based awards granted to the Named Executive Officers during the last fiscal year:

GRANTS OF PLAN-BASED AWARDS (1)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold(2)	Target(2)	Maximum(2)	All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise Price of Option Awards	Grant Date Fair Value of Equity Awards (4)
Vincent F. Palagiano	10/16/2008	$214,375	$428,750	$643,125	-	-	-	-
Michael P. Devine	7/31/2008	-	-	-	12,126	-	-	$202,875
Michael P. Devine	7/31/2008	-	-	-	-	18,135	$16.73	67,625
Kenneth J. Mahon	7/31/2008	-	-	-	7,827	-		130,950
Kenneth J. Mahon	7/31/2008	-	-	-	-	11,706	$16.73	43,650
Christopher D. Maher	7/31/2008	-	-	-	6,100	-	-	102,060
Christopher D. Maher	7/31/2008	-	-	-	-	9,123	$16.73	34,020
Daniel J. Harris	3/3/2008	-	-	-	-	34,425	$14.92	110,000
Daniel J. Harris	7/31/2008	-	-	-	5,460	-	-	91,350
Daniel J. Harris	7/31/2008	-	-	-	-	8,166	$16.73	30,450

(1)	There were no estimated future payouts under equity incentive plan awards during the years ended December 31, 2008, 2007 and 2006.
(2)
Amount represents awards accrued for future payment to Mr. Palagiano under the Long Term Cash Incentive Payment Plan.  Please see the section entitled "Compensation Plans" commencing on page 19 for a discussion of the Long Term Cash Incentive Payment Plan.

(3)
The reported awards were restricted stock awards and stock options granted under the 2004 Stock Incentive Plan and vest as stated in the section entitled "2004 Stock Incentive Plan" commencing on this page.

(4)
Calculated based upon a grant date fair value of $16.73 per award for non-option stock awards granted on July 31, 2008, a grant date fair value approximating $3.73 per option for option grants made on July 31, 2008 and a grant date fair value approximating $3.20 per option for the option grant made on March 31, 2008.  The major assumptions underlying the calculation of the fair value of option grants on July 31, 2008 were as follows: Expected life of 5.9 years; Risk free interest rate of 3.36%;  Volatility of 28.54%; and dividend yield of 3.35%.  The major assumptions underlying the calculation of the fair value of the option grant on March 3, 2008 were as follows: Expected life of 6.3 years; Risk free interest rate of 2.77%, Volatility of 30.00%; and dividend yield of 3.75%

Stock Awards And Stock Option Grants Outstanding

The following tables set forth information regarding stock awards, stock options and similar equity compensation outstanding at December 31, 2008, whether granted in 2008 or earlier, including awards that have been transferred other than for value:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (1)

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#) (2)	Market Value of Shares of Stock That Have Not Vested ($) (3)
Vincent F. Palagiano	11/21/2001	168,750	-	-	$10.91	11/21/2011	-	-
	2/1/2003	174,750	-	-	13.16	2/1/2013	-	-
	1/27/2004	174,750	-	-	19.90	1/27/2014	-	-
	5/31/2005	142,580	-	-	15.10	5/31/2015	-	-
	5/1/2007	62,500	187,500	-	13.74	5/1/2017	-	-
	3/17/2005						3,549	$47,202
Michael P. Devine	11/21/2001	28,664	-	-	$10.91	11/21/2011	-	-
	2/1/2003	111,000	-	-	13.16	2/1/2013	-	-
	1/27/2004	111,000	-	-	19.90	1/27/2014	-	-
	5/31/2005	90,537	-	-	15.10	5/31/2015	-	-
	5/1/2007	42,500	127,500	-	13.74	5/1/2017	-	-
	7/31/2008	-	18,135	-	16.73	7/31/2018	-	-
	3/17/2005						2,258	30,031
	7/31/2008						12,126	161,276
Kenneth J. Mahon	11/21/2001	56,250	-	-	$10.91	11/21/2011	-	-
	2/1/2003	60,750	-	-	13.16	2/1/2013	-	-
	1/27/2004	60,750	-	-	19.90	1/27/2014	-	-
	5/31/2005	49,462	-	-	15.10	5/31/2015	-	-
	5/1/2007	26,250	78,750	-	13.74	5/1/2017	-	-
	7/31/2008	-	11,706		16.73	7/31/2018	-	-
	3/17/2005						1,242	16,519
	7/31/2008						7,827	104,099
Christopher D. Maher	5/1/2007	-	51,000	-	13.74	5/1/2017	-	-
	7/31/2008	-	9,123		16.73	7/31/2018	-	-
	1/3/2006						4,000	53,200
	7/31/2008						6,100	81,130
Daniel J. Harris	3/3/2008	-	34,425	-	$14.92	3/3/2018	-	-
	7/31/2008	-	8,166		16.73	7/31/2018	-	-
	7/31/2008						5,460	72,618

(1)	At December 31, 2008, there were no unearned shares, units or other rights that had not vested under Equity Incentive Plan awards.

(2)
Please refer to the sections entitled "2001 Stock Option Plan" and "2004 Stock Incentive Plan" commencing on page 21 for a detailed discussion of the expiration and vesting dates for each of the these unexercisable options and unvested restricted stock awards.

(3)	Market value is calculated on the basis of $13.30 per share for 2008, the closing sales price of the Common Stock on the Nasdaq Stock Market on the final trading day of the year.

The following table sets forth the stock awards that vested and the option awards that were exercised for the Named Executive Officers during the last fiscal year:

	OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Vincent F. Palagiano	-	-	3,548	$66,560
Michael P. Devine	77,086	$601,494	2,258	42,360
Kenneth J. Mahon	-	-	1,242	23,300
Christopher D. Maher	17,000	86,042	2,000	30,760

(1)
Value realized is calculated by multiplying the number of shares of Common Stock as to which an option was exercised times the difference between the closing sales price for a share of Common Stock on the Nasdaq Stock Market on the date of exercise and the exercise price per share of the applicable option.

(2)
Amount calculated on the basis of $18.76 per share (the closing sales price for a share of Common Stock on the Nasdaq Stock Market on the vesting date of May 1, 2008) for Messrs. Palagiano, Devine, and Mahon, and $15.38 per share (the closing sales price for a share of Common Stock on the Nasdaq Stock Market on the vesting date of February 1, 2008) for Mr. Maher.  Unexercised stock options and unvested restricted stock may not be transferred for value.

Post-Employment Compensation

Pension Benefits

The following table sets forth information regarding pension benefits accrued by the Named Executive Officers through the end of the Company's last fiscal year:

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year
Vincent F. Palagiano	Retirement Plan	29.6	$982,517	—
	BMP (Defined Benefit Portion)	29.6	$1,631,969	—
Michael P. Devine	Retirement Plan	28.7	$722,884	—
	BMP (Defined Benefit Portion)	28.7	$858,342	—
Kenneth J. Mahon	Retirement Plan	19.7	$315,760	—
	BMP (Defined Benefit Portion)	19.7	$86,793	—

(1)
The figures shown are determined as of the plan's measurement date during 2008 under SFAS 158 as disclosed in Notes 1 and 15 to the Company's audited consolidated financial statements, included in the Company's 2008 Annual Report on Form 10-K.  The discount rate and other assumptions used for this purpose are discussed in Note 15 to the audited consolidated financial statements, included in the Company's 2008 Annual Report on Form 10-K.  The assumed mortality rates were as follows:  Mr. Palagiano, 1.44%; Mr. Devine, 0.68% and Mr. Mahon, 0.39%.

Non-Qualified Deferred Compensation

The following table sets forth information regarding nonqualified deferred compensation earned by the Named Executive Officers during the last fiscal year under non-qualified defined contribution plans:

NON-QUALIFIED DEFERRED COMPENSATION (1)

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year($) (2)	Aggregate Earnings in Last Fiscal Year($) (3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End ($)
Vincent F. Palagiano	—	—	$(1,141)	—	$4,690,548
Michael P. Devine	—	—	$(3,736)	—	$3,184,622
Kenneth J. Mahon	—	—	$(753)	—	$1,732,618

(1)	Non-qualified deferred compensation includes benefits provided under the BMP.
(2)	Company contributions are included under the caption "All Other Compensation" in the Summary Compensation Table.
(3)	Earnings did not accrue at above-market or preferential rates. These numbers are not reflected in the Summary Compensation Table.

Termination and Change in Control Benefits

The Company provides additional benefits, not included in the previous tables, to the Named Executive Officers in the event of retirement or termination of employment in certain circumstances and in the event of a change in control.

Employment Agreements

The Company and the Bank are parties to the Employment Agreements with each of the Senior Executives. See "Compensation Discussion and Analysis – Potential Payments Upon Termination and Change of Control" for a discussion of the Employment Agreements.

Retention Agreements

The Bank has, jointly with the Company, entered into the Retention Agreements with the Contract Employees.  See "Compensation Discussion and Analysis – Potential Payments Upon Termination and Change in Control" for a discussion of the Retention Agreements.

The following table provides an estimate of the value of termination and change of control benefits, assuming termination of employment or a change in control occurred on December 31, 2008.

	Vincent F. Palagiano	Michael P. Devine	Kenneth J. Mahon	Christopher D. Maher	Daniel J. Harris
Death
Death Benefit(1)	$2,058,000	$1,623,000	$1,164,000	N/A	N/A
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	47,201	191,307	120,631	$100,083	$72,618
Incentive Award Vesting(10)	428,750	-	-	-	-
Disability
Disability Benefit(2)	$2,058,000	$1,623,000	$1,164,000	N/A	N/A
Stock Option Vesting(8)	-	-	-	-
Restricted Stock Vesting(9)	47,201	191,307	120,631	$100,083	$72,618
Incentive Award Vesting(10)	428,750	-	-	-	-
Discharge without Cause or Resignation with Good Reason - No Change in Control
Severance Pay(3)	$1,884,592	$1,486,245	$1,065,920	-	-
Bonus(3)	1,201,859	955,786	703,208	-	-
ESOP(4)	34,305	34,305	34,305	-	-
Insurance(5)	69,861	46,173	50,390	-	-
401(k) Payment(6)	19,647	19,647	19,647	-	-
BMP-ESOP Payout(7)	-	-	-	-	-
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	-	-	-	-	-
Incentive Award Vesting(10)	428,750	-	-	-	-
Discharge without Cause or Resignation with Good Reason - Change in Control Related
Transaction Related Payment(3)	$1,996,359	$1,574,338	$1,129,136	-	-
Severance Pay(3)	1,330,906	1,049,592	752,757	$961,512	$575,804
Bonus(3)	1,979,541	1,574,243	1,158,231	243,000	200,000
ESOP(4)	-	-	-	-	-
Insurance(5)	69,861	46,173	50,390	47,638	29,013
401(k) Payment(6)	30,961	30,961	30,961	19,647	-
BMP-ESOP Payout(7)	2,559,360	1,733,601	946,844	-	-
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	47,201	191,307	120,631	100,083	72,618
Incentive Award Vesting(10)	428,750	-	-	-	-
Lump Sum Pension Payment(11)	4,549,333	4,443,383	1,796,090	N/A	N/A
Tax Indemnity(12)	5,734,400	4,802,360	2,837,067	482,657	-
Change in Control – No Termination of Employment
Transaction Related Payment(3)	$1,996,359	$1,574,338	$1,129,136	-	-
Severance Pay(3)	-	-	-	-	-
Bonus(3)	1,201,859	955,786	703,208	-	-
ESOP(4)	-	-	-	-	-
Insurance(5)	-	-	-	-	-
401(k) Payment(6)	19,647	19,647	19,647	-	-
BMP-ESOP Payout(7)	2,559,360	1,733,601	946,844	-	-
Stock Option Vesting(8)	-	-	-	-	-
Restricted Stock Vesting(9)	47,201	191,307	120,631	$100,083	$72,618
Incentive Award Vesting(10)	428,750	-	-	-	-
Lump Sum Pension Payment(11)	4,549,333	4,443,383	1,796,090	N/A	N/A
Tax Indemnity(12)	4,541,923	3,887,429	2,163,949	-	-

(1)
The Employment Agreements provide no severance benefits on termination by reason of death, except for (i) earned but unpaid salary, (ii) benefits such executive is entitled to as a former employee, and (iii) payment for all unused vacation days and floating holidays in the year of termination at the highest rate of annual salary for such year; provided, however, that such executive’s designated beneficiary(ies) shall receive a death benefit, payable through life insurance or otherwise, which is the equivalent on a net after-tax basis of the death benefit payable under a term life insurance policy, with a stated death benefit of three times such executive’s then Annual Base Salary.  This death benefit shall be paid within thirty days of death.  The Retention Agreements provide no severance benefits on termination by reason of death, except for (a) earned but unpaid salary, and (b) benefits such executive is entitled to as a former employee.

(2)
The Employment Agreements provide no severance benefits on termination by reason of disability, except for (i) earned but unpaid salary, (ii) benefits such executive is entitled to as a former employee, and (iii) payment for all unused vacation days and floating holidays in the year of termination at the highest rate of annual salary for such year; provided, however, that in the event of the Senior Executive's  disability while in the employment of the Company, the Company will pay to such Senior Executive a lump sum amount equal to three times his then annual base salary, payable within thirty days after such Senior Executive’s termination due to disability.  The Retention Agreements provide no severance benefits on termination by reason of disability.

(3)
In the event of a termination without cause, a resignation with good reason and/or a change in control, the Employment Agreements provide for a lump sum payment in an amount equal to the present value of the salary and bonus that such Senior Executive would have earned if he had worked for the Company during the remaining unexpired employment period at the highest annual rate of salary [assuming, if a Change in Control has occurred, that the annual increases under section 5(c) of the Employment Agreements would apply and would have been 6% for 2008] and the highest bonus as a percentage of the rate of salary provided for under the Employment Agreement, where such present value is to be determined using a discount rate of six percent (6%) per annum, compounded, in the case of salary, with the frequency corresponding to the Company’s regular payroll periods with respect to its officers, and, in the case of bonus, annually.  In the event of a termination without cause or resignation with good reason, in either event following a change in control, the Retention Agreements provide for (i) a lump sum payment, in an amount equal to the present value of the salary that such Contract Employee would have earned if he had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of salary achieved during such Contract Employee’s period of actual employment with the Bank, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Code, compounded using the compounding periods corresponding to the Bank’s regular payroll periods for its officers; plus (ii) payments that would have been made to such Contract Employee under any cash bonus or long-term  or short-term cash incentive compensation plan maintained by, or covering employees of, the Bank, if he had continued working for the Bank during the remaining unexpired Assurance Period and had earned the maximum bonus or incentive award in each calendar year that ends during the remaining unexpired Assurance Period, such payments to be equal to the product of:  (a) the maximum percentage rate at which an award was ever available to such Contract Employee under such incentive compensation plan, multiplied by (b) the salary that would have been paid to such Contract Employee during each such calendar year at the highest annual rate of salary achieved during the remaining unexpired Assurance Period.  Mr. Maher’s Assurance Period is 3 years.  As of December 31, 2008, Mr. Harris’ Assurance Period was 2 years.  Amendments made in 2009 to Mr. Harris’ Agreement to extend the Assurance Period to 3 years are not reflected in this table.  The Employment Agreements and Retention Agreements were amended in 2008 to provide that, in the event that the employee is a “specified employee” within the meaning of Section 409A of the Code, then, if necessary to comply with Section 409A, payments will be held in a grantor trust which meets the requirements of Revenue Procedure 92-65 and paid on the first day of the seventh month following separation from service.

(4)
In the event of a termination without cause or a resignation with good reason in the absence of a change in control, the Employment Agreements provide for a lump sum payment in an amount approximately equal to the present value of three years of participation in the ESOP, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers.  The Retention Agreements provide for no severance benefits in the event of a termination without cause or a resignation for good reason in the absence of a change in control.  Market value is calculated on the basis of $13.30 per share, which is the closing sales price for the Common Stock on the Nasdaq Stock Market on December 31, 2008.

(5)
In the event of a termination without cause, a resignation with good reason and/or a change in control, the Employment Agreements provide for continued group life, health (including hospitalization, medical, major medical, and dental), accident and long-term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii) of the Employment Agreements and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide such Senior Executive and his family and dependents for a period of three years following termination of employment, coverage identical to, and in any event no less favorable than, the coverage to which they would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a change in control, on the date of his termination of employment or during the one-year period ending on the date of such change in control, whichever results in more favorable benefits as determined by such Senior Executive) if he had continued working for the Company during the remaining unexpired employment period as defined in the Employment Agreement at the highest annual rate of compensation [assuming, if a change in control has occurred, that the annual increases under section 5(c) of the Employment Agreements would apply] under the Employment Agreement.  The figure shown represents the present value of continued insurance benefits for a fixed period of three years and assumes no offset for benefits provided by a subsequent employer, calculated on the basis of the assumptions used by the Company in measuring its liability for retiree benefits other than pensions for financial statement purposes under Statement of Financial Accounting Standards No. 106 "Employers’ Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106").  For purposes of valuing these benefits, the assumed mortality rates were as follows:  Mr. Palagiano, 1.44%; Mr. Devine, 0.68%; and Mr. Mahon, 0.39%. For more information concerning other major assumptions used for these calculations, please refer to Note 15 to the audited consolidated financial statements included in the Company's 2008 Annual Report on Form 10-K.  In the event of a termination without cause or resignation with good reason, in either event following a change in control, the Retention Agreements provide for continued group life, health (including hospitalization, medical and major medical), accident and long term disability insurance benefits, in addition to that provided pursuant to section 8(b)(ii) of the Retention Agreements and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for such Contract Employee, for the remaining unexpired Assurance Period, coverage equivalent to the coverage to which such Contract Employee would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a change of control, whichever benefits are greater) if the Contract Employee had continued working for the Bank during the remaining unexpired Assurance Period at the highest annual rate of compensation achieved during the Contract Employee’s period of actual employment with the Bank.  The figure shown represents the present value of continued insurance benefits for a fixed period of three years and assumes no offset for benefits provided by a subsequent employer, calculated on the basis of the assumptions used by the Company in measuring its liability for retiree benefits other than pensions for financial statement purposes under SFAS 106.  For more information concerning other major assumptions used for these calculations, please refer to Note 15 to the audited consolidated financial statements included in the Company's 2008 Annual Report on Form 10-K.

(6)
In the event of a termination without cause or a resignation with good reason in the absence of a change in control, the Employment Agreements provide for a lump sum payment in an amount approximately equal to the present value of three years of participation in the 401(k) Plan, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers.  The Retention Agreements provide for no severance benefits in the event of a termination without cause or a resignation for good reason in the absence of a change in control. In the event of a change in control, the Employment Agreements provide for a lump sum payment in an amount approximately equal to the present value of five years of participation in the 401(k) Plan, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers. The Retention Agreement in effect for Mr. Maher provides for a lump sum payment in an amount approximately equal to the present value of three years of participation in the 401(k) Plan, where such present value is determined using a discount rate of six percent per annum, compounded with the frequency corresponding to the Company’s regular payroll periods with respect to its officers. Mr. Harris is not yet eligible to participate in the 401(k) Plan.

(7)
The ESOP provides that in the event of a change in control of the Company or Bank, a portion of the proceeds from the sale of the shares of the Common Stock held in a suspense account for future allocation to employees would be applied to repay the outstanding balance on the loan used to purchase the unallocated shares.  The remaining unallocated shares (or the proceeds from their sale) would be distributed among the accounts of plan participants in proportion to the balances credited to such accounts immediately prior to such allocation.  The Company estimates this distribution to be approximately $8.09 per allocated share, based on 1,649,465 allocated shares that are held by current participants who were employed as of December 31, 2008, 1,328,627 unallocated shares, an outstanding loan balance of $4,324,985, and $13.30 per share, which was the closing sales price for the Common Stock on the Nasdaq Stock Market on December 31, 2008.  The BMP provides eligible employees with benefits that would be due under the ESOP if such benefits were not limited under the Code. The figures shown represent an estimated earnings credit of $8.09 per stock unit credited to Messrs. Palagiano, Devine and Mahon under the BMP.

(8)
All stock options granted under the 2001 Stock Option Plan and 2004 Stock Incentive Plan provide for full vesting upon death, disability, retirement, or change in control.  The figures shown reflect the in-the-money value of those stock options that would accelerate, calculated based on the positive difference between the option exercise price and $13.30, which was the closing sales price for a share of Common Stock on December 31, 2008.

(9)
All restricted stock granted under the 2004 Stock Incentive Plan provide for full vesting upon death, disability, retirement or change in control. The figures shown reflect the value of those restricted stock awards that would accelerate, calculated based on a per share value of $13.30, which was the closing sales price for a share of Common Stock on December 31, 2008.

(10)
In 2008, Mr. Palagiano was granted an incentive award with a performance period ending December 31, 2010.  A description of the payment levels and criteria are set forth in the “Compensation Discussion and Analysis.”  Upon a change of control, death, disability or retirement, the amount is pro-rated based on performance through the date of such event.  Since the amount of the performance award cannot be determined at this time, the estimate has been prepared based on the December 31, 2010 target award of $428,750.

(11)
In the event of a change in control of the Company or Bank, the Employment Agreements provide that (i) the term of employment will be converted to a fixed two year period beginning on the date of the change in control, and (ii) if the Senior Executive signs a release of any further rights under his Employment Agreement with the Bank, an immediate lump sum payment will be paid (whether or not employment has terminated) equal to the present value of three years salary, bonus and fringe benefits plus an additional lump sum equal to the present value x minus y, where x is a specified target pension for each Senior Executive and y is the actual pension benefit due to the Senior Executive under the Bank's and the Company's qualified and nonqualified defined benefit pension plans. The target pension is 26-2/3% of highest aggregate salary and bonus for Mr. Palagiano; 25% of highest aggregate salary and bonus for Mr. Devine; and 16-2/3% of highest aggregate salary and bonus for Mr. Mahon. Highest aggregate salary and bonus for this purpose is the highest salary and bonus for the three consecutive years during the final 10 years of employment for which the aggregate is the highest.  The Retention Agreements do not provide for a similar additional payment in the event of a change in control of the Company or Bank.

(12)
Cash and benefits paid to Messrs. Palagiano, Mahon and Devine under the Employment Agreements and Mr. Maher under his Retention Agreement, together with payments under other benefit plans following a change of control of the Bank or the Company may constitute an "excess parachute" payment under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank.  The Employment Agreements include a provision indemnifying the Senior Executives on an after-tax basis for any "excess parachute" excise taxes.  Mr. Maher's Retention Agreement also includes a provision indemnifying him on an after-tax basis for any “excess parachute” excise taxes.  As of December 21, 2008, Mr. Harris’ Retention Agreement did not provide for such an indemnification.  Amendments made in 2009 to his Retention Agreement which added an indemnification provision are not reflected in this table.

Transactions With Certain Related Persons

Federal Reserve Board Regulation O requires that all Bank or Company loans or extensions of credit to certain executive officers, as defined in Regulation O, ("Regulation O Officers") and Directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  The Bank has in the past made loans or extended credit to Regulation O Officers and also to certain persons related to Regulation O Officers and Directors.  All such loans were: (i) made by the Bank in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.  Current Bank policy prohibits it from advancing loans to the Named Executive Officers or Directors.  The Bank owned no outstanding loans to Named Executive Officers, Regulation O Officers, Directors or their associates as of the Record Date.  The Company intends that all loan transactions in the future between the Company and its Regulation O Officers, or holders of more than 5% of the shares of any class of Common Stock, and affiliates thereof, will contain terms that are no less favorable to the Bank than those it could have obtained in arms-length negotiations with unaffiliated persons.  All such loans will further be approved by a majority of its independent outside Directors having no interest in the transaction.

Section 402 of the Sarbanes-Oxley Act of 2003 ("Sarbanes-Oxley") prohibits the extension of personal loans to Directors and executive officers of issuers (as defined in Sarbanes-Oxley).  The prohibition, however, does not apply to mortgages advanced by an insured depository institution, such as the Bank, that is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Mr. Curtin is a partner in the law firm of Conway Farrell.  The Bank retains Conway Farrell to conduct loan closings and perform other requested legal services.  The Bank paid fees totaling $46,820 directly to Conway Farrell during the year ended December 31, 2008 for other legal services provided.  In addition, Conway Farrell received fees in the amount of approximately $1,851,775 from third parties pursuant to its representation of the Bank in loan closings and other legal matters for the year ended December 31, 2008. Until his retirement in January 2009, Mr. Williams was a partner at Thacher, which provides general corporate legal services to the Company and its subsidiaries.  The Company or Bank paid $241,094 in fees to Thacher in 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than 10% of the Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock.  Executive officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that its executive officers, Directors and greater than 10% beneficial owners complied with all applicable filing requirements.

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PROPOSAL 2

APPROVAL OF ANNUAL INCENTIVE PLAN
__________________________________________________________________

ANNUAL INCENTIVE PLAN

Appendix A to this Proxy Statement contains the full text of the AIP. Appendix A is incorporated by reference into the following plan summary. The summary is qualified in its entirety by this reference. Certain capitalized terms utilized in this discussion are defined in the AIP.

Background

Since 1999, the Company and the Bank have provided performance-linked compensation opportunities to their officers, including executive officers, using cash incentives.  In some years, these cash incentives have been discretionary, based upon a satisfactory evaluation of Company and individual performance.  In other years they are linked to the achievement of predetermined performance objectives under an AIP.  The AIP was last approved by shareholders on May 20, 2004. Applicable law does not require that the Company obtain shareholder approval; however, the Company cannot deduct fiscal year taxable compensation in excess of $1,000,000 that it pays to either its Chief Executive Officer or any of its other Named Executive Officers, unless such compensation constitutes "qualified performance-based compensation" under section 162(m) of the Internal Revenue Code.  Cash compensation that the Company pays to such individuals must be authorized by shareholders to be considered "qualified performance-based compensation." Where performance-linked compensation is paid under a shareholder-authorized plan that allows discretion in the selection of performance goals and the establishment of specific targets, section 162(m) of the Code requires that the range of available performance goals be disclosed to and approved by shareholders every five years.  The Company is not implementing an additional compensation plan, but instead is seeking shareholder approval to continue the existing AIP, with certain modifications, for another five years.  If the shareholders do not approve the AIP, the Company will not pay bonuses under the plan.

Administration

The AIP is administered by a committee of the Board of Directors which is comprised of at least two outside directors. Unless otherwise determined by the Board of Directors, the Compensation Committee will be the committee under the Annual Incentive Plan. The Compensation Committee will interpret and adopt the rules and regulations for carrying out the plan. Its duties include designating participants, individual award opportunities, and/or bonus pool award opportunities; designating and administering performance goals and other award terms and conditions; certifying the bonus amounts earned for any award year; determining the effect on an award of termination of employment; and deciding whether, under what circumstances, and subject to what terms, bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Compensation Committee's election, as well as elective deferrals at the election of participants. The Compensation Committee has substantial discretion to make all other determinations related to bonus opportunities under the Annual Incentive Plan.

Eligible Persons and Participation

The eligible persons under the Annual Incentive Plan are the officers and employees (including officers and employees who are also Directors) of the Company and its subsidiaries and affiliates. Participants under the AIP are senior executive or other key employees of the Company and its subsidiaries and affiliates selected by the Compensation Committee. As of March 26, 2009, there were 7 eligible employees.

Performance Goals

Prior to the ninetieth day of each fiscal year or longer performance measurement period (or during subsequent periods permitted under the AIP, as amended, or applicable regulations), the Compensation Committee will set specific performance goals for each participant for the performance measurement period. The performance goals are limited to one or more of the following Company or subsidiary financial performance measures:

(i)	earnings per share *
(ii)	net income *
(iii)	return on average equity *
(iv)	return on average assets *
(v)	core earnings *
(vi)	stock price
(vii)	operating income
(viii)	operating efficiency ratio;
(ix)	net interest rate spread;
(x)	loan production volumes;
(xi)	non-performing loans;
(xii)	cash flow;
(xiii)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures
(xiv)	except in the case of a Covered Officer (as defined in the AIP attached as Appendix A), any other performance criteria established by the Committee
(xv)	any combination of (i) through (xiv) above.
* Performance goals indicated may be established on the basis of reported earnings or cash earnings.

Performance goals indicated may be established on the basis of either reported earnings or cash earnings.  Under the AIP as amended, any performance goal may be based on performance relative to an individual corporate goal set for the Company, the Company's individual performance in relation to the performance of institutions in a designated peer group or a combination individual corporate performance and performance in relation to a peer group.  Performance goals applicable to the Company's Chief Executive Officer or other Named Executive Officers must be selected from items (i) through (xix).

For each specific performance goal, a predetermined bonus amount can be earned by the participant upon achievement of the goal. Performance goals must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m).  Performance goals may relate to a fiscal year or to a longer period.

Maximum Payout

Under the Annual Incentive Plan as amended, the maximum payment opportunity to the Chief Executive Officer or any other Named Executive Officer for any award year may not exceed $1.5 million.  Under the existing AIP, the limit is $1.0 million.

Payment of Awards

All awards that are earned shall be paid at such time and in such amounts (not in excess of the maximum established for each person) as determined by the Compensation Committee and may be paid in cash or in shares of Common Stock at the election of the Compensation Committee and/or the participant.  In general, awards will be paid within two and one-half months after the end of the calendar year in which they are earned.  The number of shares of Common Stock delivered in satisfaction of an award paid in Common Stock will be based on the dollar value of the award that has been earned and the fair market value of a share on the date the cash award would otherwise be paid.  The Company may use authorized but unissued shares, treasury shares or outstanding shares purchased from other investors for this purpose.

Termination or Amendment of the Annual Incentive Plan

The Board of Directors, subject to its delegation of powers to the Compensation Committee, may at any time terminate, in whole or in part, or amend the AIP, provided that, except as otherwise provided in the plan, no amendment or termination shall adversely affect the rights of any participant under any awards previously granted to or deferred by the participant. In the event of a termination of the plan, the Compensation Committee may in its sole discretion direct any remaining payments to participants in a lump sum or installments as the Committee shall prescribe with respect to each participant. Any material amendment to the plan (including, but not limited to, a change in the class of individuals eligible to participate, the maximum annual award, or the authorized performance measures) must be approved by the Company's shareholders if required by and in accordance with section 162(m) of the Code. The Plan has a five-year term, and any extension of the Plan beyond such five-year term will require additional shareholder approval.

Section 409A Compliance.

The Company acknowledges that the payments promised to the participants under this Plan must either comply with the requirements of Section 409A and the regulations thereunder or qualify for an exception from compliance.  To that end, the Company asserts that the payment described in section 4(b) of this Plan is intended to be a payment upon a specified time or fixed schedule pursuant to Section 409A(a)(2)(A)(iv).  In the case of a payment promised under this Plan that is not exempt from Section 409A, and that is to be paid upon a separation from service [within the meaning of Treasury Regulation 1.409A-1(h)] to a participant who is a specified employee within the meaning of Section 409A at the time of such separation from service, such payment shall not be made prior to, and shall, if necessary, be deferred (with interest at the annual rate of 6%, compounded monthly from the date of separation from service to the date of actual payment) to and paid on the first day of the seventh month to begin after the separation from service and, if the participant is a specified employee [within the meaning of Treasury Regulation Section 1.409A-1(i)] on the date of his separation from service, the first day of the seventh month following the participant’s separation from service.  Each amount payable under this plan that is required to be deferred beyond the participant’s separation from service shall be deposited on the date on which, but for such deferral, the Company would have paid such amount to the participant, in a grantor trust which meets the requirements of Revenue Procedure 92-65 (as amended or superseded from time to time), the trustee of which shall be a financial institution selected by the Company with the approval of the participant (which approval shall not be unreasonably withheld or delayed), pursuant to a trust agreement the terms of which are approved by the participant (which approval shall not be unreasonably withheld or delayed) (the “Rabbi Trust”), and payments made shall include earnings on the investments made with the assets of the Rabbi Trust, which investments shall consist of short-term investment grade fixed income securities or units of interest in mutual funds or other pooled investment vehicles designed to invest primarily in such securities.  Furthermore, this Plan shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A.

Annual Incentive Plan

 The following table sets forth the amounts paid under the AIP for 2008 for the persons and groups indicated:

Name and Position	Dollar Value
Vincent F. Palagiano - Chairman of the Board and CEO	$225,000
Kenneth J. Mahon- FEVP and CFO	127,000
Michael P. Devine- President and COO	170,000
Christopher D. Maher- EVP and CRO	94,000
Daniel J. Harris- EVP and CLO	100,000
All Current Executive Officers as a Group (7 persons)	$861,000

Due to the discretionary nature of final payout determinations, amounts payable under the AIP for 2009 are not determinable.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [Excluding Securities Reflected in Column (a)] (c)
Equity compensation plans approved by the Company's shareholders	3,116,564	$14.97	1,133,027(1)
Equity compensation plans not approved by the Company's shareholders	-	-	-

(1) Amount comprised of 75,866 stock options that remain available for future issuance under the 2001 Stock Option Plan and 1,057,161 equity awards that remain available for future issuance under the 2004 Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE DIME COMMUNITY BANCSHARES, INC. ANNUAL INCENTIVE PLAN

__________________________________________________________________

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
__________________________________________________________________

General

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP to act as the Company's independent auditors for the year ending December 31, 2009, subject to ratification of such appointment by the Company's shareholders.  A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will be provided an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.  No determination has been made as to any action the Audit Committee would take if the shareholders do not ratify the appointment.

Audit Fees

The following table summarizes the aggregate fees billed to the Company by the independent auditor:

	Year Ended December 31,
	2008	2007
Audit Fees (a)	$552,000	$521,100
Audit-Related Fees (b)	264,000	311,130
Tax Fees (c)	200,100	272,000
All Other Fees	-	-
Total	$1,010,100	$1,104,230

(a)  Fees for audit services billed in 2008 and 2007 consisted of:
▪	Audits of the Company’s annual financial statements
▪	Reviews of the Company’s quarterly financial statements
▪	Comfort letters, statutory and regulatory audits, consents and other services related to SEC matters

(b)  Fees for audit-related services billed in 2008 and 2007 consisted of:
▪	Financial accounting and reporting consultations
▪	Internal control reviews
▪	Employee benefit plan audits

(c)  Fees for tax services billed in 2008 and 2007 consisted of tax compliance services and tax planning and advice services.

Fees for tax compliance services totaled $175,400 for 2008 and $220,200 for 2007.  Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i.    Federal, state and local income tax return assistance
ii.   Sales and use, property and other tax return assistance
iii.  Research & Development tax credit documentation and analysis for purposes of filing amended returns
iv.  Requests for technical advice from taxing authorities

Tax planning and advice service fees paid to Deloitte & Touche LLP totaled $24,700 in 2008 and $51,800 in 2007.  Tax planning and advice consists of services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.

Pre-Approval Policy

The services performed by the independent auditor in 2008 were pre-approved in accordance with the Audit Committee's pre-approval policy.  Pursuant to the policy, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by the independent auditor, including the fees and terms thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

__________________________________________________________________

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Company's Board of Directors provides a process for shareholders to send communications to the Board.  The Company's Policy Regarding Shareholder Communication with the Board is available on its website at www.dime.com by selecting Investor Relations and then Corporate Governance within the Investor Relations menu.

OTHER MATTERS

As of the date of this Proxy Statement, the Company's Board of Directors is not aware of any other matters to be brought before the shareholders at the Annual Meeting.  If, however, any other matters not known are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

2010 ANNUAL MEETING STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting to be held in 2010, all shareholder proposals, including, but not limited to nominations for Director, must be submitted to the Secretary of the Company at its offices at 209 Havemeyer Street, Brooklyn, New York 11211 on or before December 15, 2009.  Under the Company's Bylaws, shareholder nominations for Director and shareholder proposals not included in the Company's 2010 proxy statement, in order to be considered for possible action by the shareholders at the annual meeting to be held in 2010, must be delivered to or received by the Secretary of the Company, at the address set forth above: (i) sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.  Notice shall be deemed to be first given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones News Services, the Associated Press or a comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.  A shareholder's notice to the Secretary shall set forth such information as required by, and otherwise comply with, the Company's Bylaws.  Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not satisfy all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.

The Board of Directors will review any shareholder proposals that are filed as required and will determine whether such proposals satisfy applicable criteria for consideration at the annual meeting to be held in 2010.

Multiple Shareholders Sharing One Address

Only one copy of the Proxy Statement and Annual Report is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders.  The Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement and Annual Report to a shareholder at a shared address to which a single copy of the Proxy Statement and Annual Report was delivered.  Shareholders may notify the Company that they desire to receive a separate copy of the current or a future Proxy Statement and Annual Report by writing Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, NY 11211, Attn: Investor Relations, or by telephoning the Investor Relations Department at (718) 782-6200, ext. 8279.  By using either of these methods, shareholders sharing an address may additionally request delivery of a single copy of a Proxy Statement and Annual Report if they are receiving multiple copies.

Annual Report

A copy of the Annual Report to shareholders for the period ended December 31, 2008, including the consolidated financial statements prepared in conformity with generally accepted accounting principles for the year ended December 31, 2008, accompanies this Proxy Statement.  The consolidated financial statements have been audited by Deloitte & Touche LLP, whose report appears in the Annual Report. Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K filed with the SEC (without exhibits) by writing to Kenneth A. Ceonzo, Director of Investor Relations, Dime Community Bancshares, Inc., 209 Havemeyer Street, Brooklyn, New York 11211, or by calling (718) 782-6200, extension 8279, or by accessing the Company's corporate website www.dime.com.

By Order of the Board of Directors
Lance J. Bennett
Secretary
Brooklyn, New York
April 8, 2009

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Appendix A

DIME COMMUNITY BANCSHARES, INC.
ANNUAL INCENTIVE PLAN
Amended and Restated as of December 31, 2008

SECTION 1.                      Purpose.

The purpose of the Dime Community Bancshares, Inc. ("Dime") Annual Incentive Plan (the "Plan") is to provide incentives for senior executives and other key employees whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Dime (the "Company"). The Plan is part of an overall compensation program which ties the achievement of annual strategic and operating goals with compensation.  Effective as of December 31, 2008, this Plan is amended and restated in order to comply with the applicable requirements of section 409A of the Internal Revenue Code of 1986, as amended (“Code”).

SECTION 2.                      Definitions.

For the purposes of the Plan, the following terms shall have the meanings indicated:

"Award" shall mean the payment of an award by the Committee to a Participant pursuant to Section 4.

"Applicable Period" shall mean, with respect to any Award Year, a period commencing on or before the first day of such Award Year and ending no later than the earlier of (i) the 90th day of such Award Year or (ii) the date on which 25% of such Award Year has been completed. Any action required under the Plan to be taken within the period specified in the previous sentence may be taken at a later date with respect to Participants who are not Covered Officers and with respect to Covered Officers if Section 162(m) is amended to permit such later date.

"Award Year" shall mean any fiscal year, or other performance period designated by the Committee, with respect to the Company's performance in which an Award is granted.

"Board" shall mean the Board of Directors of the Company.

"Committee" shall mean the Committee designated pursuant to Section 3. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.

"Covered Officer" shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m), as hereinafter defined; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

"Individual Award Opportunity" shall mean the performance-based award opportunity for a Participant for a given Award Year as specified by the Committee within the Applicable Period, which may be expressed in dollars or on a formula basis that is consistent with the provisions of this Plan.

"Participant" shall mean a senior executive or other key employee of the Company selected by the Committee in accordance with Section 4(a) who receives an Individual Award Opportunity.

"Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986 and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

SECTION 3.                      Administration.

(a)           Committee. Subject to the authority and powers of the Board in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board consisting of two or more members of the Board each of whom is an "outside director" within the meaning of Section 162(m). The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best, including without limitation:

(i)	to designate Participants and Individual Award Opportunities and/or bonus pool award opportunities;
(ii)	to designate and thereafter administer the performance goals and other Award terms and conditions;
(iii)	to determine and certify the bonus amounts earned for any Award Year;
(iv)	to determine the effect on an Award of a termination of employment; and
(v)
to decide whether, under what circumstances, and subject to what terms, bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Committee's election as well as elective deferrals at the election of Participants.

(b)           Committee Determinations. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its subsidiaries, and stockholders.

SECTION 4.                      Eligibility for and Payment of Awards.

(a)           Eligible Employees. Subject to the provisions of the Plan, within the Applicable Period, the Committee may select officers or employees of the Company or any of its subsidiaries who will be eligible to earn Awards under the Plan with respect to such year and determine the amount of the Individual Award Opportunities and the conditions under which they may be earned.

(b)           Payment of Awards. Awards under the Plan shall be paid in cash or shares of Company stock, subject to applicable withholding taxes, on May 15th of the calendar year following the end of the Plan Year.

The Committee may require that a Participant must still be employed as of the end of the Award Year and/or the date on which the bonus is calculated, in order to be eligible for an award for such Award Year and the Committee may adopt such forfeiture, proration or other rules as it deems appropriate, in its sole discretion, regarding the impact on an Award of a Participant's termination of employment. In such event, the shares of Company stock delivered in payment of an award that has been earned shall have an aggregate fair market value (determined as of the date the award is earned) equal to the dollar amount of the earned award, and fair market value for this purpose shall be determined on the basis of the closing sales price for a share of Company common stock on the relevant date (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading (including the Nasdaq Stock Market as a national securities exchange for this purpose), as of the close of the market in New York City and without regard to after-hours trading activity.

(c)           During the Applicable Period, the Committee shall establish the Individual Award Opportunities for such Award Year, which shall be based on achievement of stated target performance goals, and may be stated in dollars or on a formula basis.

(d)           Awards to Covered Officers.

                    (i)      Notwithstanding the provisions of Sections 4(a), 4(b), and 4(c) hereof, any Award to any Covered Officer shall be granted in accordance with the provisions of this Section 4(d). Subject to the discretion of the Committee as set forth in Section 6(b) hereof, the maximum amount of the Award that may be granted with respect to any Award Year to any Covered Officer at the time of such grant shall be $1,500,000.

                   (ii)           Any provision of the Plan to the contrary notwithstanding, no Covered Officer shall be entitled to any payment of an Award with respect to an Award Year unless the members of the Committee shall have certified in accordance with Section 162(m) the extent to which the applicable performance goals have been satisfied.

SECTION 5.                      Performance Goals

For any given Award Year, the Committee shall, within the Applicable Period, set one or more objective performance goals for each Participant and/or each group of Participants and/or each bonus pool (if applicable). The performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

(i)	earnings per share *
(ii)	net income *
(iii)	return on average equity *
(iv)	return on average assets *
(v)	core earnings *
(vi)	stock price
(vii)	operating income
(viii)	operating efficiency ratio;
(ix)	net interest rate spread;
(x)	loan production volumes;
(xi)	non-performing loans;
(xii)	cash flow;
(xiii)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures
(xiv)	except in the case of a Covered Officer, any other performance criteria established by the Committee
(xv)	any combination of (i) through (xiv) above.
* Performance goals indicated may be established on the basis of reported earnings or cash earnings.

 Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies.

SECTION 6.                      General Provisions.

(a)           Adjustments. If the performance criteria for any Award Year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such criteria and make payments accordingly under the Plan.

(b)           No Adjustments for Covered Officers.  Notwithstanding the provisions of subparagraph (a) above, any adjustments made in accordance with or for the purposes of subparagraph (a) shall be disregarded for purposes of calculating the performance criteria if and to the extent that such adjustments would have the effect of increasing the amount of an Award to a Covered Officer. In addition, the Committee may, in the exercise of its discretion, reduce or eliminate the amount of an Award to a Covered Officer otherwise calculated in accordance with the provisions of Section 4(d) prior to payment thereof.

(c)           No Assignment.  No portion of any Award under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution prior to the payment thereof.

(d)           Tax Requirements.  All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

(e)           No Additional Participant Rights.  The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

(f)           Liability.  The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent accountants for the Company. No member of the Board or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

(g)           Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

(h)           Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

SECTION 7.                      Amendment and Termination of the Plan.

The Board may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the rights of any Participant under any Awards deferred by such Participant pursuant to Section 4(b). In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 6. Any amendment to the Plan that would affect any Covered Officer shall be approved by the Company's stockholders if required by and in accordance with Section 162(m).

SECTION 8.                      Re-approval by Shareholders.

Any material terms of the performance goals described in Section 5 shall be disclosed to and re-approved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals.

SECTION 9.                      Section 409A Compliance.

Dime acknowledges that the payments promised to the Participants under this Plan must either comply with the requirements of section 409A of the Code (“Section 409A”) and the regulations thereunder or qualify for an exception from compliance.  To that end, Dime asserts that the payment described in section 4(b) of this Plan is intended to be a payment upon a specified time or fixed schedule pursuant to Section 409A(a)(2)(A)(iv).    In the case of a payment promised under this Plan that is not exempt from Section 409A, and that is to be paid upon a separation from service (within the meaning of Treasury Regulation 1.409A-1(h)) to a Participant who is a specified employee within the meaning of section 409A of the Code at the time of such separation from service, such payment shall not be made prior to, and shall, if necessary, be deferred (with interest at the annual rate of 6%, compounded monthly from the date of separation from service to the date of actual payment) to and paid on the first day of the seventh month to begin after the separation from service and, if the Participant is a specified employee (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of his separation from service, the first day of the seventh month following the Participant’s separation from service.  Each amount payable under this plan that is required to be deferred beyond the Participant’s separation from service, shall be deposited on the date on which, but for such deferral, Dime would have paid such amount to the Participant, in a grantor trust which meets the requirements of Revenue Procedure 92-65 (as amended or superseded from time to time), the trustee of which shall be a financial institution selected by Dime with the approval of the Participant (which approval shall not be unreasonably withheld or delayed), pursuant to a trust agreement the terms of which are approved by the Participant (which approval shall not be unreasonably withheld or delayed) (the “Rabbi Trust”), and payments made shall include earnings on the investments made with the assets of the Rabbi Trust, which investments shall consist of short-term investment grade fixed income securities or units of interest in mutual funds or other pooled investment vehicles designed to invest primarily in such securities.  Furthermore, this Plan shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE DIME COMMUNITY BANCSHARES, INC. ANNUAL INCENTIVE PLAN

ANNUAL MEETING OF SHAREHOLDERS OF

DIME COMMUNITY BANCSHARES, INC.

May 21, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=15119

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20430300000000001000 1 052109

Proposals 1, 2 and 3 are proposed by Dime Community Bancshares, Inc. The Board of Directors unanimously recommends a vote "FOR" all of the nominees in Proposal 1 and a vote "FOR" Proposals 2 and 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following four nominees for Directors for terms to expire at the 2012 Annual Meeting of Shareholders:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Michael P. Devine
- ○ Anthony Bergamo
- ○ Fred P. Fehrenbach
- ○ Joseph J. Perry

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

4. The proxies are authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement, both dated April 8, 2009, for the Annual Meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

I will attend the Annual Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.